PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 26, 2001)                   [AOL Time Warner Logo]

                                 $6,000,000,000

                              AOL Time Warner Inc.
                      $1,000,000,000 5.625% Notes due 2005
                      $1,000,000,000 6.150% Notes due 2007
                      $2,000,000,000 6.875% Notes due 2012
                   $2,000,000,000 7.700% Debentures due 2032

                         Unconditionally Guaranteed by
                              America Online, Inc.
                                      and
                                Time Warner Inc.

                                 --------------

   The 5.625% notes will mature on May 1, 2005, the 6.150% notes will mature on May 1, 2007, the 6.875% notes will mature on May 1, 2012 and the 7.700% debentures will mature on May 1, 2032. Interest on the securities is payable semiannually on May 1 and November 1 of each year, beginning November 1, 2002. The securities are fully, irrevocably and unconditionally guaranteed on an unsecured basis by each of America Online, Inc. and Time Warner Inc. In addition, Time Warner Companies, Inc. and Turner Broadcasting System, Inc. have fully, irrevocably and unconditionally guaranteed on an unsecured basis Time Warner Inc.'s guarantee of the securities. See 'Description of the Notes and the Debentures -- Guarantees' on page S-11. Each of AOL Time Warner Inc., Time Warner Inc., Time Warner Companies, Inc. and Turner Broadcasting System, Inc. is a holding company that derives its operating income and its cash flow primarily from its subsidiaries and investments. See 'Description of the Notes and the Debentures -- Ranking' on page S-12.

   We may redeem some or all of the securities at any time or from time to time. We describe the redemption prices under the heading 'Description of the Notes and the Debentures -- Optional Redemption' beginning on page S-12.

   The securities will be unsecured senior obligations of AOL Time Warner Inc. and will rank equally with all our other unsecured senior indebtedness. Each guarantee will be a senior obligation of each of America Online, Inc., Time Warner Inc., Time Warner Companies, Inc. and Turner Broadcasting System, Inc., respectively, and will rank equally with all other unsecured senior indebtedness of each guarantor, respectively.

   The securities are offered for sale in the United States, Europe and Asia. Application has been made to list the securities on the Luxembourg Stock Exchange in accordance with its rules.

                                 --------------

                                                                                                     PER 7.700%
                   PER 5.625%                PER 6.150%                 PER 6.875%                   DEBENTURE
                    NOTE DUE                  NOTE DUE                   NOTE DUE                       DUE
                      2005        TOTAL         2007         TOTAL         2012          TOTAL          2032         TOTAL
                   ----------  ------------  ----------  -------------  ----------  ---------------  ----------  --------------
Public Offering
 Price............   99.681%   $996,810,000    99.685%    $996,850,000    99.050%    $1,981,000,000    99.376%   $1,987,520,000
Underwriting
 Discount.........    0.250%   $  2,500,000     0.350%    $  3,500,000     0.450%    $    9,000,000     0.875%   $   17,500,000
Proceeds to AOL
 Time Warner......   99.431%   $994,310,000    99.335%    $993,350,000    98.600%    $1,972,000,000    98.501%   $1,970,020,000


                         COMBINED
                          TOTAL
                      --------------
Public Offering
 Price..............  $5,962,180,000
Underwriting
 Discount...........  $   32,500,000
Proceeds to AOL Time
 Warner.............  $5,929,680,000

   Interest on the securities will accrue from April 8, 2002.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

   It is expected that delivery of the securities will be in book-entry form only through the facilities of The Depository Trust Company, Clearstream, Luxembourg or the Euroclear System, as the case may be, on or about April 8, 2002.
                                 --------------

                       Joint Book-Running & Lead Managers

BANC OF AMERICA SECURITIES LLC              JPMORGAN              MORGAN STANLEY

                               Joint Lead Manager

                              SALOMON SMITH BARNEY

                               Senior Co-Managers

      ABN AMRO INCORPORATED                   BARCLAYS CAPITAL              BEAR, STEARNS & CO. INC.
           BNP PARIBAS                     COMMERZBANK SECURITIES          CREDIT SUISSE FIRST BOSTON
  DRESDNER KLEINWORT WASSERSTEIN           FLEET SECURITIES, INC.                LEHMAN BROTHERS
       MERRILL LYNCH & CO.                MIZUHO INTERNATIONAL PLC               SCOTIA CAPITAL
TOKYO-MITSUBISHI INTERNATIONAL PLC  WESTDEUTSCHE LANDESBANK GIROZENTRALE

                                  Co-Managers

         CABOTO INTESABCI               DAIWA SECURITIES SMBC EUROPE        DEUTSCHE BANK SECURITIES
       GOLDMAN, SACHS & CO.                   GUZMAN & COMPANY                        HSBC
               ING                    UTENDAHL CAPITAL PARTNERS, L.P.       WACHOVIA SECURITIES, INC.

            The date of this prospectus supplement is April 3, 2002

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                            PROSPECTUS SUPPLEMENT

Where You Can Find More Information.......................................   S-3
Statements Regarding Forward-Looking Information..........................   S-4
The Company...............................................................   S-5
Ratios of Earnings to Fixed Charges.......................................   S-6
Use of Proceeds...........................................................   S-8
Capitalization............................................................   S-9
Description of the Notes and the Debentures...............................  S-11
United States Taxation....................................................  S-16
Underwriting..............................................................  S-19
Legal Matters.............................................................  S-24
Experts...................................................................  S-24
General Information.......................................................  S-24

                                  PROSPECTUS
About this Prospectus.....................................................     2
Where You Can Find More Information.......................................     3
Statements Regarding Forward-Looking Information..........................     5
The Company...............................................................     6
Holding Company and Guarantee Structure...................................     9
Ratio of Earnings to Fixed Charges........................................    10
Use of Proceeds...........................................................    12
Description of the Debt Securities and the Guarantees.....................    12
Description of the Capital Stock..........................................    21
Description of the Warrants...............................................    26
Plan of Distribution......................................................    28
Legal Opinions............................................................    28
Experts...................................................................    28

    This document is in two parts. The first part is this prospectus supplement, which describes the terms of the securities that we are currently offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the securities that we are currently offering. Generally, the term 'prospectus' refers to both parts combined.

    If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. NO PERSON IS AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION OR TO OFFER THE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS SUPPLEMENT.

    The principal executive office of each of AOL Time Warner, Time Warner and Time Warner Companies is located at 75 Rockefeller Plaza, New York, NY 10019, and the telephone number of each is (212) 484-8000. The principal executive office of America Online is located at 22000 AOL Way, Dulles, VA 20166, and the telephone number of America Online is (703) 265-1000. The principal executive office of Turner Broadcasting System is located at One CNN Center, Atlanta, GA 30303, and the telephone number of Turner Broadcasting System is (404) 827-1700.

    AOL Time Warner was incorporated under the laws of the state of Delaware on February 4, 2000. America Online was incorporated under the laws of the state of Delaware on May 24, 1985. Time Warner was incorporated under the laws of the state of Delaware on June 12, 1989. Time Warner Companies was incorporated under the laws of the state of Delaware on August 29, 1983. Turner Broadcasting System was incorporated under the laws of the state of Georgia on May 12, 1965.

    References to 'AOL Time Warner,' 'we,' 'us' and 'our' in this prospectus supplement and in the accompanying prospectus are references to AOL Time Warner Inc.

    This prospectus supplement and the accompanying prospectus include particulars given in compliance with the rules governing the listing of securities on the Luxembourg Stock Exchange for the purpose of giving information with regard to us. We accept responsibility for the information contained in this prospectus supplement and accompanying prospectus and confirm, having made all reasonable inquiries, that to the best of our knowledge and belief, there are no other facts the omission of which would make any statement herein misleading in any material respect as of the date of this prospectus supplement. The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus.

    We cannot guarantee that listing will be obtained on the Luxembourg Stock Exchange. Inquiries regarding our listing status on the Luxembourg Stock Exchange should be directed to our Luxembourg listing agent, Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg.

    Offers and sales of the securities are subject to restrictions in relation to the United Kingdom, Germany, The Netherlands and Japan, details of which are set out in the section entitled 'Underwriting.' The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain other jurisdictions may also be restricted by law.

    The securities are being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in some jurisdictions may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See 'Underwriting' beginning on page S-19 of this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

    This prospectus supplement and the accompanying prospectus incorporate documents by reference which are not presented in or delivered with this prospectus supplement. We incorporate by reference the following:

     AOL Time Warner's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (filing date March 25, 2002), as amended by Amendment No. 1 on Form 10-K/A dated March 26, 2002 (filing date March 26, 2002).

    All documents filed by AOL Time Warner, America Online or Time Warner pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and prior to the termination of the offering of the securities are incorporated by reference into and are deemed to be a part of this prospectus supplement and the accompanying prospectus from the date of filing of those documents.

    For as long as the securities are listed on the Luxembourg Stock Exchange, the documents incorporated by reference in the prospectus supplement will be available free of charge at the office of our Luxembourg transfer and paying agent, Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg. See 'General Information.' Notwithstanding any statements to the contrary in the accompanying prospectus, according to information provided by the SEC, copies of these documents may no longer be available at the public reference facilities maintained by the SEC in Chicago and New York.

    Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

    This prospectus supplement and the accompanying prospectus, together with copies of the documents incorporated by reference, are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus supplement and the accompanying prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are not themselves specifically incorporated by reference, then the exhibits will not be provided.

    Requests for documents relating to AOL Time Warner or any of the guarantors should be directed to AOL Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, Attention: Shareholder Relations, telephone: 1-866-INFO-AOL, e-mail: aoltimewarnerir@aol.com.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

    The SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus supplement and the accompanying prospectus contain such 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus supplement and the accompanying prospectus referring to us and they may also be made a part of the accompanying prospectus by reference to other documents filed with the SEC by us, America Online or Time Warner, which is known as 'incorporation by reference.'

    Words such as 'anticipates,' 'estimates,' 'expects,' 'projects,' 'intends,' 'plans,' 'believes' and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results may vary materially from those described in the forward-looking statements due to a variety of factors. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of those statements. None of us, America Online, Time Warner, Time Warner Companies and Turner Broadcasting System is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

    AOL Time Warner operates in highly competitive, consumer-driven and rapidly changing Internet, media and entertainment businesses. These businesses are affected by government regulation, economic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. AOL Time Warner's actual results could differ materially from management's expectations because of changes in such factors. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

    All subsequent forward-looking statements attributable to us, America Online, Time Warner, Time Warner Companies or Turner Broadcasting System or any person acting on our or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                                  THE COMPANY

AOL TIME WARNER

    We are the world's preeminent fully integrated, Internet-powered media and communications company, whose industry-leading businesses include interactive services, cable systems, filmed entertainment, networks, music and publishing.

    AOL Time Warner classifies its business interests into the following fundamental areas:

     America Online, consisting principally of the development and operation of branded interactive services such as the AOL and CompuServe services, Web properties such as Netscape, local services such as Moviefone and MapQuest, interactive messaging services such as AOL Instant Messenger and ICQ, Internet technologies and electronic commerce services;

     cable, consisting principally of interests in cable television systems, including Time Warner Cable;

     filmed entertainment, consisting principally of interests in filmed entertainment and television production, including Warner Bros. and New Line Cinema;

     networks, consisting principally of interests in cable television and broadcast television networks, including WTBS Superstation, TNT, Cartoon Network, CNN News Group, Home Box Office and the WB Television Network;

     music, consisting principally of interests in recorded music and music publishing, including Warner Music Group and such labels as Atlantic, Elektra, Rhino, Warner Bros. Records and Warner Music International; and

     publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing, including Time, People and Sports Illustrated magazines, Warner Books and Little, Brown.

    As a result of the January 2001 merger between America Online and Time Warner, we are a holding company with two wholly owned subsidiaries, America Online and Time Warner. The business of our company is the combined businesses previously conducted by America Online and Time Warner. We combined America Online's extensive Internet properties, technology and infrastructure with Time Warner's broad array of media, entertainment and news brands and its technologically advanced broadband delivery systems to create a new company capable of enhancing consumers' access to the broadest selection of high quality content and interactive services.

    We have undertaken a number of business initiatives to advance cross-divisional activities, including shared infrastructures and cross-promotions of our various businesses, and cross-divisional and cross-platform advertising and marketing opportunities for significant advertisers. Our integrated Global Marketing Solutions Group develops individualized advertising programs through which major brands can reach customers over a combination of our print, television and Internet media. We expect to continue and expand such arrangements.

AMERICA ONLINE AND TIME WARNER

    America Online is primarily an operating company, although it conducts a portion of its business through subsidiaries. The primary activities of America Online include the operation of the interactive online services businesses of AOL Time Warner. Time Warner is a holding company that derives its operating income and cash flow from its investments in its subsidiaries.

TWC AND TBS

    Time Warner Companies, Inc., or 'TWC,' and Turner Broadcasting System, Inc., or 'TBS,' are wholly owned subsidiaries of Time Warner as a result of the merger in 1996 of TWC and TBS with separate subsidiaries of Time Warner. Each of TWC and TBS is a holding company that derives its operating income and cash flow primarily from its subsidiaries and investments. The assets of each of TWC and TBS consist primarily of investments in its consolidated and unconsolidated subsidiaries. The primary activities of TBS's subsidiaries include the operation of cable networks and the primary activities of TWC's wholly owned subsidiaries include the operation of publishing, music and a portion of Time Warner's cable systems. TWC also owns a 74.49% equity interest in Time Warner Entertainment Company, L.P., or 'TWE,' a limited partnership that owns a majority of AOL Time Warner's interests in filmed entertainment and cable television systems and a portion of its interests in television networks.

DIRECTORS AND EXECUTIVE OFFICERS OF AOL TIME WARNER

Stephen M. Case,                                       Robert M. Kimmitt,
  Chairman of the Board                                  Executive Vice President, Global
                                                         and Strategic Policy

Gerald M. Levin,                                       Kenneth B. Lerer,
  Chief Executive Officer and Director                   Executive Vice President

Daniel F. Akerson,                                     Reuben Mark,
  Director                                               Director

James L. Barksdale,                                    Michael A. Miles,
  Director                                               Director

Stephen F. Bollenbach,                                 Kenneth J. Novack,
  Director                                               Vice Chairman and Director

Paul T. Cappuccio,                                     Wayne H. Pace,
  Executive Vice President,                              Executive Vice President and
  General Counsel and Secretary                          Chief Financial Officer

Frank J. Caufield,                                     Richard D. Parsons,
  Director                                               Co-Chief Operating Officer and Director

David M. Colburn,                                      Robert W. Pittman,
  Executive Vice President and President                 Co-Chief Operating Officer and Director
  of Business Development for Subscription
  Services and Advertising and Commerce                William J. Raduchel,
  Businesses                                             Executive Vice President and Chief Technology Officer

Adolf R. DiBiasio,                                     Franklin D. Raines,
  Executive Vice President, Strategy and                 Director
  Investments

Patricia Fili-Krushel,                                 Mayo S. Stuntz, Jr.,
  Executive Vice President, Administration               Executive Vice President

Miles R. Gilburne,                                     R. E. Turner,
  Director                                               Vice Chairman and Director

Carla A. Hills,                                        Francis T. Vincent, Jr.,
  Director                                               Director

    Gerald M. Levin will retire as Chief Executive Officer immediately following the May 2002 annual meeting of stockholders of AOL Time Warner. At that time, Richard D. Parsons, currently a Co-Chief Operating Officer, will become Chief Executive Officer, and Robert W. Pittman, currently a Co-Chief Operating Officer, will become sole Chief Operating Officer.

    Each of the above-named persons is a full-time employee of AOL Time Warner, except Ambassador Hills and Messrs. Akerson, Barksdale, Bollenbach, Caufield, Gilburne, Mark, Miles, Raines and Vincent. The business address of each, in his or her capacity as a director or an executive officer of AOL Time Warner, is c/o AOL Time Warner Inc., 75 Rockefeller Plaza, New York, NY 10019.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The ratios of earnings to fixed charges for each of AOL Time Warner, America Online, Time Warner, TWC and TBS are set forth below for the periods indicated. For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency, instead of the ratio, is disclosed.

    In addition to the historical ratios (or coverage deficiencies), pro forma ratios of earnings to fixed charges are presented for the year ended
December 31, 2000 to give effect to the merger of America Online and Time Warner as if it occurred at the beginning of the period.

    Further, as a result of the merger of America Online and Time Warner, the pro forma ratios of Time Warner, TWC and TBS have each been adjusted to reflect an allocable portion of AOL Time Warner's new basis of accounting on a pushdown basis. The historical ratios are reflected at each company's historical cost basis of accounting.

    The pro forma ratios have been derived from, and should be read in conjunction with, the pro forma consolidated condensed financial statements including the notes thereto of AOL Time Warner. Those pro forma consolidated condensed financial statements are included in AOL Time Warner's Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated herein by reference.

    For purposes of computing the ratio of earnings to fixed charges, earnings were calculated by adding:

    (1) pretax income,

    (2) interest expense, including previously capitalized interest amortized to expense and the portion of rents representative of an interest factor for AOL Time Warner, America Online, Time Warner, TWC, TBS and their respective majority-owned subsidiaries,

    (3) AOL Time Warner's, America Online's, Time Warner's, TWC's and TBS's respective proportionate share of the items included in (2) above for their 50%-owned companies,

    (4) preferred stock dividend requirements of majority-owned companies,

    (5) minority interest in the income of majority-owned subsidiaries that have fixed charges, and

    (6) the amount of losses of each of AOL Time Warner's, America Online's, Time Warner's, TWC's and TBS's less than 50%-owned companies.

    Fixed charges consist of:

    (1) interest expense, including interest capitalized and the portion of rents representative of an interest factor for AOL Time Warner, America Online, Time Warner, TWC and TBS and their respective majority-owned subsidiaries,

    (2) AOL Time Warner's, America Online's, Time Warner's, TWC's and TBS's respective proportionate share of such items for their 50%-owned companies, and

    (3) preferred stock dividend requirements of majority-owned subsidiaries.

    Earnings as defined include significant noncash charges for depreciation and amortization primarily relating to the amortization of intangible assets, including goodwill, recognized in business combinations accounted for by the purchase method. For the year ended December 31, 2001, earnings have been reduced by noncash amortization charges of approximately $7.2 billion for AOL Time Warner. On a pro forma basis for the year ended December 31, 2000, based on a preliminary allocation of the purchase price paid in the merger of America Online and Time Warner, earnings have been reduced by noncash amortization charges of approximately $7.0 billion for AOL Time Warner.

AOL TIME WARNER(a)

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                        --------------------------
                                                           2001           2000
                                                        HISTORICAL     PRO FORMA
                                                        ----------     ---------
                                                                      (UNAUDITED)
Deficiency of earnings to fixed charges...............        (b)            (b)

---------
(a) AOL Time Warner became the parent of America Online and Time Warner on January 11, 2001, in connection with the consummation of the merger of America Online and Time Warner. The pro forma information as of December 31, 2000 reflects the merger as if it occurred on January 1, 2000.

(b) The deficiency of earnings to fixed charges was $4.5 billion for the year ended December 31, 2001 and $3.2 billion for the year ended December 31, 2000 (on a pro forma basis).

AMERICA ONLINE

                                                                  YEAR ENDED DECEMBER 31,
                                             -----------------------------------------------------------------
                                                2001          2000          1999          1998         1997
                                                ----          ----          ----          ----         ----
                                                                        (HISTORICAL)
Ratio of earnings to fixed charges.........     6.1x          8.2x          9.7x          2.0x       (a)

---------
(a) The deficiency of earnings to fixed charges was $11 million for the year ended December 31, 1997.

TIME WARNER

                                                               YEAR ENDED DECEMBER 31,
                                    -----------------------------------------------------------------------------
                                       2001          2000          2000         1999         1998         1997
                                    HISTORICAL     PRO FORMA    HISTORICAL   HISTORICAL   HISTORICAL   HISTORICAL
                                    ----------     ---------    ----------   ----------   ----------   ----------
                                                  (UNAUDITED)
Ratio of earnings to fixed
  charges.........................    (a)           (a)            1.4x         3.1x         1.5x         1.6x

---------
(a) The deficiency of earnings to fixed charges was $4.9 billion for the year ended December 31, 2001 and $5.1 billion for the year ended December 31, 2000 (on a pro forma basis).

TWC

                                                               YEAR ENDED DECEMBER 31,
                                    -----------------------------------------------------------------------------
                                       2001          2000          2000         1999         1998         1997
                                    HISTORICAL     PRO FORMA    HISTORICAL   HISTORICAL   HISTORICAL   HISTORICAL
                                    ----------     ---------    ----------   ----------   ----------   ----------
                                                  (UNAUDITED)
Ratio of earnings to fixed
  charges.........................    (a)           (a)            1.5x         3.6x         1.5x         1.6x

---------
(a) The deficiency of earnings to fixed charges was $3.9 billion for the year ended December 31, 2001 and $4.0 billion for the year ended December 31, 2000 (on a pro forma basis).

TBS

                                                               YEAR ENDED DECEMBER 31,
                                    -----------------------------------------------------------------------------
                                       2001          2000          2000         1999         1998         1997
                                    HISTORICAL     PRO FORMA    HISTORICAL   HISTORICAL   HISTORICAL   HISTORICAL
                                    ----------     ---------    ----------   ----------   ----------   ----------
                                                  (UNAUDITED)
Ratio of earnings to fixed
  charges.........................    (a)           (a)            2.8x         3.5x         2.6x         2.1x

---------
(a) The deficiency of earnings to fixed charges was $769 million for the year ended December 31, 2001 and $853 million for the year ended December 31, 2000 (on a pro forma basis).

                                USE OF PROCEEDS

    The net proceeds from this offering are estimated to be approximately $5.929 billion, after deducting the underwriting discount and commissions and our estimated offering expenses of approximately $200,000. We intend to use the net proceeds of the offering for general corporate purposes, including, but not limited to, the repayment of outstanding commercial paper and bank indebtedness. Affiliates of certain of the underwriters of this offering are lenders of such bank indebtedness and, upon application of the net proceeds from this offering, each will receive its proportionate share of the amounts outstanding thereunder that are repaid. See 'Underwriting' for additional information. As of February 28, 2002, there were approximately $10.2 billion in outstanding bank credit agreement borrowings and commercial paper and the annual blended interest rate was 2.18%. Pending any specific application, we may initially invest the net proceeds of this offering in interest-bearing securities.

                                 CAPITALIZATION

    The consolidated capitalization of AOL Time Warner at December 31, 2001 is set forth below. The as adjusted column reflects (1) the incurrence of debt after December 31, 2001 in connection with the acquisition pursuant to a put option of 80% of Bertelsmann AG's interest in AOL Europe, the refinancing of AOL Europe's outstanding debt and the redemption of certain redeemable preferred securities previously issued by AOL Europe, (2) the issuance of the securities offered hereby and (3) the application of the net proceeds from this offering to the repayment of bank borrowings and commercial paper. The as adjusted column does not reflect (1) the anticipated acquisition of the remaining 20% of Bertelsmann AG's interest in AOL Europe for $1.45 billion in July 2002 and
(2) $758 million of redeemable preferred securities of AOL Europe that were outstanding on December 31, 2001. Shareholders' equity has not been adjusted to reflect any of these transactions.

                                                              AS OF DECEMBER 31, 2001
                                                              -----------------------
                                                               ACTUAL     AS ADJUSTED
                                                               ------     -----------
                                                                    (MILLIONS)
Long-term debt, excluding the current portion:
    Bank credit agreement borrowings, commercial paper and
      other variable rate borrowings(a).....................  $  4,945     $  5,176
    Fixed-rate senior notes, debentures and other fixed-rate
      indebtedness(b).......................................    17,847       23,847
                                                              --------     --------
        Total long-term debt................................    22,792       29,023
Shareholders' equity
    Total shareholders' equity(c)...........................   152,071      152,071
                                                              --------     --------
    Total capitalization(d).................................  $174,863     $181,094
                                                              --------     --------
                                                              --------     --------

---------
(a) On February 28, 2002, we had bank credit facilities that permit borrowings in an aggregate amount of up to $14.6 billion, including the U.S. dollar equivalent of amounts available in other currencies under our two multicurrency credit agreements. Borrowings under all of these facilities are limited to (1) $5.9 billion, or the equivalent, in the aggregate for AOL Time Warner, including amounts available under the multicurrency credit agreements, (2) $6.0 billion in the aggregate for Time Warner, TWC, TBS and TWI Cable, (3) $7.5 billion in the case of TWE and (4) $2.0 billion in the case of Time Warner Entertainment-Advance/Newhouse Partnership ('TWE-A/N'), subject, in the case of each of Time Warner, TWC, TBS, TWI Cable, TWE and TWE-A/N, to an aggregate borrowing limit of $7.5 billion and certain other limitations and adjustments. Such borrowings bear interest at specific rates for each of the borrowers generally equal to LIBOR plus a margin of 30 basis points for Time Warner, TWC, TBS, TWI Cable, TWE and TWE-A/N and
    36 basis points for AOL Time Warner. Each of TWC, TBS, TWI Cable, TWE and TWE-A/N is required to pay a commitment fee of generally 10 basis points per year on the unused portion of its share of the $7.5 billion commitment, and AOL Time Warner is generally required to pay a facility fee of 9 basis points per year under its facilities. Also included in the total are $800 million of borrowings available to Time Warner which bear interest at LIBOR plus a margin of 75 basis points with a commitment fee of 25 basis points. Both margins and fees under the facilities vary based upon the credit rating or financial leverage of the applicable borrower. Borrowings may be used for general business purposes and unused credit is available to support commercial paper borrowings, which had outstanding maturities generally ranging from overnight to ninety days. Our credit agreements described under
    (1) above provide for same-day borrowings and the others provide for next-day borrowings.

(b) Includes certain zero coupon convertible notes and other indebtedness, which are reflected net of unamortized original issue discount, aggregating approximately $1.4 billion.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(c) On January 1, 2002, AOL Time Warner adopted a new accounting standard 'Goodwill and Other Intangible Assets' ('FAS 142'). FAS 142 includes new guidance for measuring goodwill and other intangible assets resulting from business combinations. Goodwill and intangible assets deemed to have an indefinite useful life are subject to an annual review for impairment. As a result of its initial review for impairment, AOL Time Warner expects to record a one-time, noncash charge of approximately $54 billion upon adoption of this new accounting standard in the first quarter of 2002. This charge is non-operational in nature, will be reflected as a cumulative effect of an accounting change and will result in a reduction of shareholders' equity. This charge will not result in a violation of any of our debt covenants.

(d) Except as set forth herein, including the discussion in footnote (c) above, or incorporated herein by reference, there has been no material change in the consolidated capitalization of AOL Time Warner since December 31, 2001 to the date of this prospectus supplement.

                  DESCRIPTION OF THE NOTES AND THE DEBENTURES

    We will issue four separate series of securities under the indenture referred to in the accompanying prospectus. The following description of the particular terms of the securities offered hereby and the related guarantees supplements the description of the general terms and provisions of the debt securities set forth under 'Description of the Debt Securities and the Guarantees' beginning on page 12 in the accompanying prospectus. This description replaces the description of the securities in the accompanying prospectus, to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined will have the meaning given to them in the accompanying prospectus.

GENERAL

    The securities will have the following terms:

                                               PRINCIPAL         ANNUAL        MATURITY
                                                 AMOUNT       INTEREST RATE      DATE
                                                 ------       -------------      ----
5.625% Notes due 2005......................  $1,000,000,000       5.625%      May 1, 2005
6.150% Notes due 2007......................  $1,000,000,000       6.150%      May 1, 2007
6.875% Notes due 2012......................  $2,000,000,000       6.875%      May 1, 2012
7.700% Debentures due 2032.................  $2,000,000,000       7.700%      May 1, 2032

    In each case, interest will accrue from April 8, 2002, or from the most recent interest payment date to which interest has been paid or duly provided for. Interest will be payable semiannually on May 1 and November 1 of each year, commencing November 1, 2002, to the persons in whose names the securities are registered at the close of business on the April 15 or October 15, as the case may be, next preceding such interest payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. At maturity, each of the 5.625% Notes due 2005, the 6.150% Notes due 2007, the 6.875% Notes due 2012 and the 7.700% Debentures due 2032 will be repaid at par.

    In some circumstances, we may elect to discharge our obligations on the securities through defeasance. See 'Description of the Debt Securities and the Guarantees -- Defeasance' on page 17 in the accompanying prospectus for more information about how we may do this.

    We may, without the consent of the holders of any series of securities offered hereby, issue additional securities of the same series under the indenture. Any such additional securities will have the same ranking and the same interest rate, maturity and other terms as the other securities of the same series.

GUARANTEES

    Each of America Online and Time Warner, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee to each holder of the securities and to the Trustee and its successors and assigns, (1) the full and punctual payment of principal and interest on the securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the indenture (including obligations to the Trustee) and the securities and (2) the full and punctual performance within applicable grace periods of all other obligations of ours under the indenture and the securities. Such guarantees will constitute guarantees of payment, performance and compliance and not merely of collection. Additionally, TWC and TBS will fully, irrevocably and unconditionally guarantee Time Warner's guarantee of the securities under substantially the same terms as the guarantees of America Online and Time Warner of the securities.

    We describe the terms of the guarantees in more detail under the heading 'Description of the Debt Securities and the Guarantees -- Guarantees' on page 13 of the accompanying prospectus.

RANKING

    The securities offered hereby will be senior unsecured obligations of ours and will rank equally and ratably with all other senior unsecured and unsubordinated indebtedness of ours from time to time outstanding. The guarantees of the securities will be senior obligations of America Online, Time Warner, TWC and TBS, as applicable, and will be direct unsecured obligations of America Online, Time Warner, TWC and TBS, respectively, ranking equally with all other unsecured and unsubordinated obligations of America Online, Time Warner, TWC and TBS, respectively. Each of our company, Time Warner, TWC and TBS is a holding company and the securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness, of the subsidiaries of our company, Time Warner, TWC and TBS, respectively. Furthermore, the ability of AOL Time Warner, Time Warner, TWC and TBS to service its indebtedness and other obligations is dependent primarily upon the earnings and cash flow of their respective subsidiaries and the distribution or other payment to them of such earnings or cash flow. In addition, distributions and other transfers of funds by TWE to its partners are limited under the TWE Agreement of Limited Partnership and the bank credit agreement to which it is a party. As of December 31, 2001, the consolidated subsidiaries of AOL Time Warner had an aggregate of approximately $50 billion of outstanding liabilities, including $23 billion of indebtedness and $11 billion of deferred income taxes. Approximately $21 billion of those outstanding liabilities, $7 billion of that indebtedness and none of the deferred income tax were obligations of consolidated subsidiaries that have not guaranteed the securities. The securities offered hereby will not contain a cross acceleration to any other indebtedness.

OPTIONAL REDEMPTION

    At any time and from time to time, the securities offered hereby will be redeemable, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the securities and published in Luxembourg as described in ' -- Notices', at respective redemption prices equal to the greater of:

     100% of the principal amount of the securities to be redeemed, and the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted, on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus:

         -- 20 basis points for the 5.625% Notes due 2005,

         -- 25 basis points for the 6.150% Notes due 2007,

         -- 30 basis points for the 6.875% Notes due 2012, or

         -- 35 basis points for the 7.700% Debentures due 2032.

plus, in each case, accrued interest to the date of redemption which has not been paid.

    'Treasury Rate' means, with respect to any redemption date for the securities:

     the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated 'H.15(519)' or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption 'Treasury Constant Maturities,' for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or

     if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

    The Treasury Rate will be calculated on the third business day preceding the redemption date.

    'Comparable Treasury Issue' means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 5.625% Notes due 2005, the 6.150% Notes due 2007, the 6.875% Notes due 2012 or the 7.700% Debentures due 2032, as the case may be, to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities.

    'Independent Investment Banker' means one of the Reference Treasury Dealers, to be appointed by us.

    'Comparable Treasury Price' means, with respect to any redemption date for the securities:

     the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

     if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

    'Reference Treasury Dealer Quotations' means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.

    'Reference Treasury Dealer' means a primary U.S. Government securities dealer, which we refer to as 'Primary Treasury Dealer,' selected by us.

    'Remaining Scheduled Payments' means, with respect to each security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an interest payment date with respect to such security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such Redemption Date.

    On and after the Redemption Date, interest will cease to accrue on the securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the Redemption Date, we shall deposit with a paying agent, or the Trustee, money sufficient to pay the redemption price of and accrued interest on the securities to be redeemed on such date. If less than all of the 5.625% Notes due 2005, the 6.150% Notes due 2007, the 6.875% Notes due 2012 or the 7.700% Debentures due 2032, as the case may be, are to be redeemed, the securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

BOOK-ENTRY SYSTEM

    The securities of each series will be issued in the form of one or more global securities registered in the name of The Depository Trust Company ('DTC') or Cede & Co., DTC's nominee. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC ('DTC Participants'). Investors may elect to hold interests in the global securities through either DTC in the United States or Clearstream Banking, societe anonyme ('Clearstream Luxembourg') or Euroclear Bank S.A./N.V., as operator of the Euroclear System ('Euroclear'), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of

DTC. Citibank N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, the 'U.S. Depositaries'). Beneficial interests in the global securities will be held in denominations of $1,000 and integral multiples thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

    DTC has advised us and the underwriters that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered under the Securities Exchange Act of 1934. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations ('Clearstream Luxembourg Participants') and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

    Distributions with respect to securities held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

    Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the 'Euroclear Operator'), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator was launched on December 31, 2000, and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Euroclear Bank S.A./N.V. has capital of approximately
EUR 1 billion.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to each series of securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear. Securities in definitive form will not be issued, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the global securities or ceases to be a clearing agency registered under the Securities Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued securities in definitive form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by such global securities upon delivery of such global securities for cancellation. In the event that securities in definitive form are issued, holders of the securities will be able to receive payments, including principal and interest, on the securities and effect transfer of the securities at the offices of our paying and transfer agent in Luxembourg, Kredietbank S.A. Luxembourgeoise.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

    Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

    Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

    Because of time-zone differences, credits of the securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Luxembourg Participant on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of the securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

    Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

NOTICES

    Notices to holders of the securities will be published in a leading newspaper having general circulation, so long as such securities are listed on the Luxembourg Stock Exchange, in Luxembourg. It is expected that publication will be made in Luxembourg in the Luxemburger Wort. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

LUXEMBOURG PAYING AGENT AND TRANSFER AGENT

    We have appointed Kredietbank S.A. Luxembourgeoise as our Luxembourg paying agent with respect to the securities offered hereby. Throughout this prospectus supplement and the accompanying prospectus, the Luxembourg paying agent, the principal paying agent and any other paying agent that we may appoint are collectively referred to as the 'paying agent.' Kredietbank S.A. Luxembourgeoise is also our Luxembourg transfer agent.

                             UNITED STATES TAXATION

GENERAL

    This section summarizes the material U.S. federal income tax consequences to 'Non-U.S. Holders' of the securities offered hereby.

    A 'Non-U.S. Holder' is:

     an individual who is a nonresident alien;

     a corporation -- or entity taxable as a corporation for U.S. federal income tax purposes -- created under non-U.S. law; or

     an estate or trust that is not taxable in the U.S. on its worldwide income.

    If you do not qualify as a 'Non-U.S. Holder,' you will be subject to different tax rules, and we suggest that you consult with your tax advisor before investing in the securities.

    The discussion in this section is also limited in the following ways:

     The discussion only covers you if you buy your securities in the initial offering.

     The discussion only covers you if you hold your securities as a capital asset (that is, for investment purposes), and if you do not have a special tax status.

     The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of the securities.

     The discussion is based on current law. Changes in the law may change the tax treatment of the securities.

     The discussion does not cover state, local or non-U.S. law.

    IF YOU ARE CONSIDERING BUYING THE SECURITIES, WE SUGGEST THAT YOU CONSULT YOUR TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF HOLDING THE SECURITIES IN YOUR PARTICULAR SITUATION.

Withholding Taxes

    Generally, payments of principal and interest on the securities will not be subject to U.S. withholding taxes, provided that you meet one of the following requirements.

     You provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which you hold your securities. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the securities and that you are a Non-U.S. Holder.

     You hold your securities directly through a 'qualified intermediary,' and the qualified intermediary has sufficient information in its files indicating that you are a Non-U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

     You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

     The interest income on the securities is effectively connected with your conduct of a trade or business in the U.S., and is not exempt from U.S. federal income tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

    Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

     The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

     The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

     An intermediary through which you hold the securities fails to comply with the procedures necessary to avoid withholding taxes on the securities. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the securities. However, if you hold your securities through a qualified intermediary -- or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the securities -- the qualified intermediary will not generally forward this information to the withholding agent.

     You own 10% or more of the voting stock of AOL Time Warner, are a 'controlled foreign corporation' with respect to AOL Time Warner, or are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

    Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if one of the following conditions applies:

     You hold your securities directly through a qualified intermediary and the applicable procedures are complied with.

     You file Form W-8ECI.

    The rules regarding withholding are complex and vary depending on your individual situation. In addition, special rules apply to certain types of Non-U.S. Holders of securities, including partnerships, trusts, and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your own tax advisor regarding the application of these specific rules.

Sale or Redemption of Securities

    If you sell a security or it is redeemed, you will not be subject to U.S. federal income tax on any gain unless one of the following applies:

     The gain is connected with a trade or business that you conduct in the U.S.

     You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the securities, and certain other conditions are satisfied.

     The gain represents accrued interest, in which case the rules for interest would apply.

U.S. Trade or Business

    If you hold your securities in connection with a trade or business that you are conducting in the U.S.:

     Any interest on the securities, and any gain from disposing of the securities, generally will be subject to income tax as if you were a U.S. holder.

     If you are a corporation, you may be subject to the 'branch profits tax' on your earnings that are connected with your U.S. trade or business, including earnings from the securities. The rate of this tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes

    If you are an individual, your securities will not be subject to U.S. estate tax when you die, provided that payments on the securities were not connected to a trade or business that you were conducting in the United States and you did not own 10% or more of the voting stock of AOL Time Warner.

Information Reporting and Backup Withholding

    U.S. rules concerning information reporting and backup withholding apply to Non-U.S. Holders as follows:

     Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

     Sale proceeds you receive on a sale of your securities through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may file Form W-8BEN to claim an exemption from information reporting and backup withholding. We suggest that you consult your own tax advisor concerning information reporting and backup withholding on a sale.

                                  UNDERWRITING

    Under the terms and subject to the conditions contained in an underwriting agreement dated as of April 3, 2002, the underwriters named below, for whom Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amounts of securities set forth opposite their respective names below:

                                                           PRINCIPAL AMOUNT OF
UNDERWRITER                                               5.625% NOTES DUE 2005
-----------                                               ---------------------
Banc of America Securities LLC..........................     $  220,000,100
J.P. Morgan Securities Inc..............................        220,000,100
Morgan Stanley & Co. Incorporated.......................        220,000,100
Salomon Smith Barney Inc................................         50,000,000
ABN AMRO Incorporated...................................         19,046,900
Barclays Capital Inc....................................         19,046,900
Bear, Stearns & Co. Inc.................................         19,046,900
BNP Paribas Securities Corp.............................         19,046,900
Commerzbank Capital Markets Corp........................         19,046,900
Credit Suisse First Boston Corporation..................         19,046,900
Dresdner Kleinwort Wasserstein-Grantchester, Inc........         19,046,900
Fleet Securities, Inc...................................         19,046,900
Lehman Brothers Inc.....................................         19,046,900
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated................................         19,046,900
Mizuho International plc................................         19,046,900
Scotia Capital (USA) Inc................................         19,046,900
Tokyo-Mitsubishi International plc......................         19,046,900
Caboto IntesaBci-SIM S.p.A. ............................          4,710,000
Daiwa Securities SMBC Europe Limited....................          4,710,000
Deutsche Bank Securities Inc............................          4,710,000
Goldman, Sachs & Co.....................................          4,710,000
Guzman & Company........................................          4,710,000
HSBC Securities (USA) Inc...............................          4,710,000
ING Barings Corp........................................          4,710,000
Utendahl Capital Partners, L.P..........................          4,710,000
Wachovia Securities, Inc................................          4,710,000
                                                             --------------
    Total...............................................     $1,000,000,000
                                                             --------------
                                                             --------------

                                                         PRINCIPAL AMOUNT OF
UNDERWRITERS                                            6.150% NOTES DUE 2007
------------                                            ---------------------
Banc of America Securities LLC......................        $  220,000,100
J.P. Morgan Securities Inc. ........................           220,000,100
Morgan Stanley & Co. Incorporated ..................           220,000,100
Salomon Smith Barney Inc. ..........................            50,000,000
ABN AMRO Incorporated...............................            19,046,900
Barclays Capital Inc. ..............................            19,046,900
Bear, Stearns & Co. Inc. ...........................            19,046,900
BNP Paribas Securities Corp. .......................            19,046,900
Commerzbank Capital Markets Corp. ..................            19,046,900
Credit Suisse First Boston Corporation..............            19,046,900
Dresdner Kleinwort Wasserstein-Grantchester,
  Inc. .............................................            19,046,900
Fleet Securities, Inc. .............................            19,046,900
Lehman Brothers Inc. ...............................            19,046,900
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated............................            19,046,900
Mizuho International plc ...........................            19,046,900
Scotia Capital (USA) Inc. ..........................            19,046,900
Tokyo-Mitsubishi International plc..................            19,046,900
Caboto IntesaBci-SIM S.p.A. ........................             4,710,000
Daiwa Securities SMBC Europe Limited................             4,710,000
Deutsche Bank Securities Inc. ......................             4,710,000
Goldman, Sachs & Co. ...............................             4,710,000
Guzman & Company....................................             4,710,000
HSBC Securities (USA) Inc. .........................             4,710,000
ING Barings Corp. ..................................             4,710,000
Utendahl Capital Partners, L.P. ....................             4,710,000
Wachovia Securities, Inc. ..........................             4,710,000
                                                            --------------
    Total...........................................        $1,000,000,000
                                                            --------------
                                                            --------------

                                                         PRINCIPAL AMOUNT OF
UNDERWRITERS                                            6.875% NOTES DUE 2012
------------                                            ---------------------
Banc of America Securities LLC......................        $  440,000,000
J.P. Morgan Securities Inc. ........................           440,000,000
Morgan Stanley & Co. Incorporated ..................           440,000,000
Salomon Smith Barney Inc. ..........................           100,000,000
ABN AMRO Incorporated...............................            45,020,000
Bear, Stearns & Co. Inc. ...........................            45,020,000
BNP Paribas Securities Corp. .......................            45,020,000
Commerzbank Capital Markets Corp. ..................            45,020,000
Credit Suisse First Boston Corporation..............            45,020,000
Dresdner Kleinwort Wasserstein-Grantchester,
  Inc. .............................................            45,020,000
Fleet Securities, Inc. .............................            45,020,000
Lehman Brothers Inc. ...............................            45,020,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated............................            45,020,000
Scotia Capital (USA) Inc. ..........................            45,020,000
Westdeutsche Landesbank Girozentrale................            45,020,000
Caboto IntesaBci-SIM S.p.A. ........................             9,420,000
Daiwa Securities SMBC Europe Limited................             9,420,000
Deutsche Bank Securities Inc. ......................             9,420,000
Goldman, Sachs & Co. ...............................             9,420,000
Guzman & Company....................................             9,420,000
HSBC Securities (USA) Inc. .........................             9,420,000
ING Barings Corp. ..................................             9,420,000
Utendahl Capital Partners, L.P. ....................             9,420,000
Wachovia Securities, Inc. ..........................             9,420,000
                                                            --------------
    Total...........................................        $2,000,000,000
                                                            --------------
                                                            --------------

                                                         PRINCIPAL AMOUNT OF
UNDERWRITERS                                          7.700% DEBENTURES DUE 2032
------------                                          --------------------------
Banc of America Securities LLC......................        $  440,000,134
J.P. Morgan Securities Inc. ........................           440,000,133
Morgan Stanley & Co. Incorporated ..................           440,000,133
Salomon Smith Barney Inc. ..........................           100,000,000
ABN AMRO Incorporated...............................            55,024,400
Barclays Capital Inc. ..............................            55,024,400
Bear, Stearns & Co. Inc. ...........................            55,024,400
BNP Paribas Securities Corp. .......................            55,024,400
Dresdner Kleinwort Wasserstein-Grantchester,
  Inc. .............................................            55,024,400
Mizuho International plc ...........................            55,024,400
Scotia Capital (USA) Inc. ..........................            55,024,400
Tokyo-Mitsubishi International plc..................            55,024,400
Westdeutsche Landesbank Girozentrale................            55,024,400
Caboto IntesaBci-SIM S.p.A. ........................             9,420,000
Daiwa Securities SMBC Europe Limited................             9,420,000
Deutsche Bank Securities Inc. ......................             9,420,000
Goldman, Sachs & Co. ...............................             9,420,000
Guzman & Company....................................             9,420,000
HSBC Securities (USA) Inc. .........................             9,420,000
ING Barings Corp. ..................................             9,420,000
Utendahl Capital Partners, L.P. ....................             9,420,000
Wachovia Securities, Inc. ..........................             9,420,000
                                                            --------------
    Total...........................................        $2,000,000,000
                                                            --------------
                                                            --------------

    The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the securities are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities offered by this prospectus supplement if any are taken.

    The underwriters initially propose to offer part of each series of securities directly to the public at the public offering prices set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of 0.150%, 0.200%, 0.300% and 0.500% of the principal amount of the 5.625% Notes due 2005, the 6.150% Notes due 2007, the 6.875% Notes due 2012 and the 7.700% Debentures due 2032, respectively. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.100%, 0.125%, 0.125% and 0.250% of the principal amount of the 5.625% Notes due 2005, the 6.150% Notes due 2007, the 6.875% Notes due 2012 and the 7.700% Debentures due 2032, respectively, to other underwriters or to certain other dealers. After the initial offering of the securities, the offering price and other selling terms may from time to time be varied by the representatives.

    The securities are offered for sale in the United States, Europe and Asia.

    Each of the underwriters has agreed that it will not offer, sell or deliver any of the securities, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the securities, in or from any jurisdiction outside the United States except under circumstances that will, to the best knowledge and belief of such underwriter, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on us except as set forth in the underwriting agreement.

    Each underwriter has represented and agreed that (a) it has not offered or sold, and, prior to the expiration of the period of six months from the closing date for the issue of the securities, will not offer or sell any securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the 'FSMA')) received by it in connection with the issue or sale of any securities in circumstances which section 21(1) of the FSMA does not apply to us, America Online, Time Warner, TWC or TBS, and (c) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

    Each Underwriter has acknowledged that offers and sales of the securities in Germany are subject to the restrictions provided in the German Securities Prospectus Act (Wertpapier-Verkaufspros-pektgesetz) with respect to Euro-securities (Euro-Wertpapiere); in particular, the securities may not be offered in Germany by way of public promotion.

    The securities may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any reoffering, and none of this prospectus supplement, the accompanying prospectus or any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and articles with a treasury department, who or which trade or invest in securities as part of their business or profession.

    Each of the underwriters has agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the securities in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws of Japan.

    Purchasers of the securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the relevant issue price set forth on the cover page hereof.

    We do not intend to apply for listing of the securities on a U.S. securities exchange, but we have been advised by the underwriters that they presently intend to make a market in the securities as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the securities and any such market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the securities.

    We have applied to have the securities listed on the Luxembourg Stock Exchange in accordance with its rules. However, we cannot guarantee that listing will be obtained on the Luxembourg Stock Exchange.

    In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

    Deutsche Bank Securities Inc. will assume the risk of any unsold allotment that would otherwise be purchased by Utendahl Capital Partners, L.P.

    Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated will make securities available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and their respective customers and is not a party to any transactions. Market Axess Inc. will not function as an underwriter or agent, nor will Market Axess Inc. act as a broker for any customer of Banc of America Securities LLC, J.P. Morgan Securities Inc. or Morgan Stanley & Co. Incorporated. Market Axess Inc., a registered broker-dealer, will receive compensation from Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated based on transactions such underwriters conduct through the system. Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated will make securities available to their respective customers through the Internet distributions, whether made through a proprietary or third party system, on the same terms as distributions made through other channels.

    In the ordinary course of their respective businesses, the underwriters and the Trustee and certain of their respective affiliates have in the past and may in the future provide investment and commercial banking services to or engage in transactions of a financial nature with us and our subsidiaries, including the provision of certain advisory services and the making of loans to us and our subsidiaries, for which they have received or will receive customary compensation. Affiliates of certain of the underwriters and the Trustee are lenders under our bank credit agreements. These affiliates will receive net proceeds from this offering to the extent the net proceeds from this offering are used to repay any amounts outstanding under our bank credit agreements. Because more than 10% of the net proceeds of this offering may be paid to members or affiliates of members of the National Association of Securities Dealers, Inc. participating in this offering, the offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8). Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering of each series of the securities is rated Baa or better by Moody's Investors Service or BBB or better by Standard & Poor's Rating Services and Fitch, Inc.

    We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

    Certain legal matters in connection with the offered securities will be passed upon for us, America Online, Time Warner, TWC and TBS by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 and for the underwriters by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements, schedule and supplementary information of AOL Time Warner and the consolidated financial statements and schedule of Time Warner Entertainment Company, L.P. for the three years ended December 31, 2001, included in AOL Time Warner's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. These consolidated financial statements, schedule and supplementary information are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of Time Warner Telecom Inc. for the three years ended December 31, 2001, included in the Annual Report on Form 10-K of Time Warner Telecom for the fiscal year ended December 31, 2001, which is incorporated by reference in AOL Time Warner's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. These consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                              GENERAL INFORMATION

    Application has been made to list each series of the securities on the Luxembourg Stock Exchange. In connection with the listing application, the restated certificate of incorporation and by-laws of AOL Time Warner and a legal notice relating to the issuance of the securities will be deposited prior to listing with Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg, where copies may be obtained upon request. So long as the securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, copies of the above documents, together with copies of the restated certificate of incorporation, as amended, of each of America Online, Time Warner, TWC and TBS, this prospectus supplement, the accompanying prospectus, the indenture, our Current Reports on Form 8-K, our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K, as well as all our future Quarterly Reports and Annual Reports, will be made available for inspection, and may be obtained free of charge, at the office of our Luxembourg agent. We have appointed Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg, as our Luxembourg paying and transfer agent. We reserve the right to vary that appointment. So long as the securities are listed on the Luxembourg Stock Exchange, any appointment of or change in our Luxembourg agent will be published in Luxembourg in the manner set forth under 'Description of the Notes and the Debentures -- Notices' in this prospectus supplement. So long as the securities are listed on the Luxembourg Stock Exchange and are in global form, we will maintain an agent that will act as an intermediary between AOL Time Warner and the holders of the securities.

    Ernst & Young LLP, independent auditors, are the auditors of AOL Time
Warner.

    Resolutions relating to the issue and sale of the securities were adopted by AOL Time Warner on January 18, 2001, April 10, 2001, January 14, 2002 and
April 3, 2002 and by each of America Online and TBS on February 20, 2001 and each of Time Warner and TWC on February 16, 2001.

    Other than as disclosed or contemplated in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference in these documents, there has been no material adverse change in our consolidated financial position since
December 31, 2001 to the date of this prospectus supplement.

    Other than as disclosed or contemplated in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference in these documents, as of the date of this prospectus supplement, neither AOL Time Warner nor any of its consolidated subsidiaries is involved in litigation, arbitration, or administrative proceedings relating to claims or amounts that are material in the context of the issue of the securities and we are not aware of any such litigation, arbitration, or administrative proceedings pending or threatened.

    The securities have been assigned the following identification numbers:

                       5.625% NOTES  6.150% NOTES  6.875% NOTES  7.700% DEBENTURES
                         DUE 2005      DUE 2007      DUE 2012        DUE 2032
                         --------      --------      --------        --------
Common Code:.........   014616209     014616284     014616411      014616438
ISIN:................  US00184AAD72  US00184AAE55  US00184AAF21   US00184AAG04
CUSIP:...............   00184AAD7     00184AAE5     00184AAF2      00184AAG0

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                                $10,000,000,000
                              AOL TIME WARNER INC.
                                DEBT SECURITIES
                         Unconditionally Guaranteed by
                              America Online, Inc.
                                      and
                                Time Warner Inc.

                                PREFERRED STOCK
                              SERIES COMMON STOCK
                                  COMMON STOCK
                                    WARRANTS

    This prospectus contains a general description of the securities which we may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read this prospectus and any supplement carefully before you invest.

    The debt securities will be fully, irrevocably and unconditionally guaranteed on an unsecured basis by each of America Online, Inc. and Time Warner Inc. Time Warner Companies, Inc. and Turner Broadcasting System, Inc. will fully, irrevocably and unconditionally guarantee on an unsecured basis Time Warner Inc.'s guarantee of the debt securities. See 'Description of the Debt Securities and the Guarantees'.

    The common stock of AOL Time Warner Inc. is listed on the New York Stock Exchange under the trading symbol 'AOL'.

                             -------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -------------------

               THE DATE OF THIS PROSPECTUS IS FEBRUARY 26, 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    2
Where You Can Find More Information.........................    3
Statements Regarding Forward-Looking Information............    5
The Company.................................................    6
Holding Company and Guarantee Structure.....................    9
Ratio of Earnings to Fixed Charges..........................   10
Use of Proceeds.............................................   12
Description of the Debt Securities and the Guarantees.......   12
Description of the Capital Stock............................   21
Description of the Warrants.................................   26
Plan of Distribution........................................   28
Legal Opinions..............................................   28
Experts.....................................................   28

                              -------------------
                             ABOUT THIS PROSPECTUS

    To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any prospectus supplement. You should also read the documents referred to under the heading 'Where You Can Find More Information' for information on AOL Time Warner Inc. and its financial statements. AOL Time Warner Inc. has its principal offices at 75 Rockefeller Plaza, New York, NY 10019 (telephone: 212-484-8000). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

    AOL Time Warner Inc., a Delaware corporation, which is also referred to as 'our company', 'AOL Time Warner', 'AOL TW', 'us' or 'we', filed a registration statement with the Securities and Exchange Commission under a 'shelf' registration procedure. Under this procedure, AOL Time Warner may offer and sell from time to time, any of the following securities, in one or more series, in amounts that will provide up to $10,000,000,000, or the equivalent in one or more foreign currencies, including composite currencies, in initial aggregate public offering prices:

     debt securities,
     preferred stock,
     series common stock,
     common stock and
     warrants.

    The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement.

    This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

    The prospectus supplement may also contain information about any material United States federal income tax considerations relating to the securities covered by the prospectus supplement.

    We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

    The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to us.

    Any underwriters, dealers or agents participating in the offering may be deemed 'underwriters' within the meaning of the Securities Act of 1933.

                      WHERE YOU CAN FIND MORE INFORMATION

    This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus.

    All documents filed by AOL Time Warner, America Online, Inc., or 'America Online', or Time Warner Inc., or 'Time Warner', pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the securities, are incorporated by reference into and are deemed to be a part of this prospectus from the date of filing of those documents.

    You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

    The following documents, which have been filed by AOL Time Warner with the Securities and Exchange Commission (SEC file number 001-15062) are incorporated by reference into this prospectus:

        AOL Time Warner's Joint Proxy Statement-Prospectus included in its registration statement on Form S-4 (declared effective on May 19, 2000).

        AOL Time Warner's Current Report on Form 8-K dated January 11, 2001 (filing date January 12, 2001).

        AOL Time Warner's Current Report on Form 8-K/A dated January 11, 2001 (filing date January 26, 2001).

        AOL Time Warner's Current Report on Form 8-K dated January 18, 2001 (filing date January 26, 2001).

        AOL Time Warner's Current Report on Form 8-K/A dated January 11, 2001 (filing date February 9, 2001).

    The following documents, which have been filed by America Online with the Securities and Exchange Commission (SEC file number 001-12143), are incorporated by reference into this prospectus:

        America Online's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (filing date September 22, 2000), as amended by Form 10-K/A (filing date October 30, 2000).

        America Online's Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2000 (filing date November 9, 2000), as adjusted by AOL Time Warner's Current Report on Form 8-K dated January 18, 2001 (filing date January 26, 2001).

    The following documents, which were filed by Time Warner with the Securities and Exchange Commission (SEC file number 001-12259), are incorporated by reference into this prospectus:

        Time Warner's Annual report on Form 10-K for the year ended December 31, 1999 (filing date March 30, 2000), as amended by Amendment No. 1 on Form 10-K/A (filing date June 27, 2000).

        Time Warner's Quarterly Reports on Form 10-Q, for the quarterly periods ended:

March 31, 2000 (filed May 15, 2000)        September 30, 2000 (filed November 13, 2000)
June 30, 2000 (filed August 14, 2000)

        Time Warner's Current Reports on Form 8-K dated:

January 10, 2000 (filed January 14, 2000)   March 31, 2000 (filed March 31, 2000)
January 23, 2000 (filed January 28, 2000)   April 12, 2000 (filed April 19, 2000)
February 2, 2000 (filed February 10, 2000)  April 19, 2000 (filed April 25, 2000)
January 10, 2000 (filed February 11, 2000)  May 22, 2000 (filed May 22, 2000)
March 13, 2000 (filed March 13, 2000)       October 5, 2000 (filed October 5, 2000)

    Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

    Requests for documents relating to AOL Time Warner or any of the guarantors should be directed to:

        AOL Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019,
    Attention: Shareholder Relations, telephone: (212) 484-6971, e-mail: aoltimewarnerir@aol.com.

    AOL Time Warner files and America Online and Time Warner have filed reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza             Citicorp Center              Seven World Trade Center
Room 1024                   500 West Madison Street      13th Floor
450 Fifth Street, N.W.      Suite 1400                   New York, New York 10048
Washington, D.C. 20549      Chicago, Illinois 60661

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

    Reports, proxy statements and other information concerning AOL Time Warner, America Online and Time Warner may be inspected at:

                          The New York Stock Exchange
                                20 Broad Street
                            New York, New York 10005

    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

    The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains such 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus referring to us and they may also be made a part of this prospectus by reference to other documents filed with the Securities and Exchange Commission by us, America Online or Time Warner, which is known as 'incorporation by reference.'

    Words such as 'anticipate', 'estimate', 'expects', 'projects', 'intends', 'plans', 'believes' and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results may vary materially from those described in the forward-looking statements due to a variety of factors. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. None of us, America Online, Time Warner, Time Warner Companies, Inc. and Turner Broadcasting System, Inc. is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

    AOL Time Warner operates in highly competitive, consumer driven and rapidly changing Internet, media and entertainment businesses that are dependent on government regulation and economic, political and social conditions in the countries in which they operate, consumer demand for their products and services, technological developments and (particularly in view of technological changes) protection of their intellectual property rights. AOL Time Warner's actual results could differ materially from management's expectations because of changes in such factors and factors affecting the integration of the businesses of America Online and Time Warner.

    For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we, America Online and Time Warner have filed with the SEC, including quarterly reports on Form 10-Q and annual reports on Form 10-K and our Registration Statement on Form S-4.

    All subsequent forward-looking statements attributable to us, America Online, Time Warner, Time Warner Companies, Inc. or Turner Broadcasting System, Inc. or any person acting on our or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                                  THE COMPANY

AOL TIME WARNER

    We are the world's preeminent Internet-powered media and communications company, whose industry-leading businesses include interactive services, cable systems, publishing, music, television networks and filmed entertainment.

    AOL Time Warner classifies its business interests into the following fundamental areas:

     interactive services, consisting principally of the development and operation of branded interactive services such as AOL, CompuServe and Netscape, branded properties that operate across multiple services and platforms such as Digital City, Moviefone and MapQuest and interactive messaging services such as AIM and ICQ;

     cable systems, consisting principally of interests in cable television systems, including Time Warner Cable;

     publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing, including Time, People, Sports Illustrated, Warner Books and Time Life Inc.;

     music, consisting principally of interests in recorded music and music publishing, including Warner Music Group and its labels Atlantic, Elektra, London-Sire, Rhino, Warner Bros. Records and Warner Music International;

     television networks, consisting principally of interests in cable television programming and television broadcasting, including WTBS Superstation, TNT, Cartoon Network, CNN News Group, Home Box Office and the WB Television Network; and

     filmed entertainment, consisting principally of interests in filmed entertainment and television production, including Warner Bros. and New Line Cinema.

    As a result of the January 2001 merger between America Online and Time Warner, we are a holding company with two wholly owned subsidiaries, America Online and Time Warner. The business of our company is the combined businesses previously conducted by America Online and Time Warner. We combined America Online's extensive Internet properties, technology and infrastructure with Time Warner's broad array of media, entertainment and news brands and its technologically advanced broadband delivery systems to create a new company capable of enhancing consumers' access to the broadest selection of high quality content and interactive services.

AMERICA ONLINE AND TIME WARNER

    America Online and Time Warner are wholly owned subsidiaries of AOL Time Warner as a result of their mergers in January 2001 with separate subsidiaries of AOL Time Warner. America Online is primarily an operating company, although it conducts a portion of its business through subsidiaries. The primary activities of America Online include the operation of the interactive online services businesses of AOL Time Warner. Time Warner is a holding company that derives its operating income and cash flow from its investments in its subsidiaries.

TWC AND TBS

    Time Warner Companies, Inc., or 'TWC', and Turner Broadcasting System, Inc., or 'TBS', are wholly owned subsidiaries of Time Warner as a result of the merger in 1996 of TWC and TBS with separate subsidiaries of Time Warner. Each of TWC and TBS is a holding company that derives its operating income and cash flow primarily from its subsidiaries and investments. The assets of each of TWC and TBS consist primarily of investments in its consolidated and unconsolidated subsidiaries. The primary activities of TBS's subsidiaries include the operation of cable networks and the primary activities of TWC's wholly owned subsidiaries include the operation of publishing, music and a portion of Time Warner's cable systems. TWC also owns a 74.49% equity interest in Time Warner Entertainment Company, L.P., or 'TWE', a limited partnership that owns a majority of Time Warner's interests in filmed entertainment and cable television systems and a portion of its interests in television networks.

RECIPROCAL GUARANTEES

    Time Warner, TWC and TBS Reciprocal Guarantees. In connection with the 1996 merger of TWC and TBS, and in order to simplify the credit structure of Time Warner, TWC and TBS such that the financial risks associated with investing in the indebtedness of any one of the three companies were substantially equivalent to those associated with investing in the indebtedness of any of the other companies, Time Warner, TWC and TBS entered into a series of reciprocal guarantees, which are described below.

    2001 Reciprocal Guarantees. In connection with the January 2001 merger of America Online and Time Warner, and in order to simplify the credit structure of AOL Time Warner, America Online, Time Warner, TWC and TBS such that the financial risks associated with investing in the indebtedness of any one of the five companies are substantially equivalent to those associated with investing in the indebtedness of any of the other companies, AOL Time Warner, America Online, Time Warner, TWC and TBS in January 2001, entered into a series of reciprocal guarantees, which are described below.

RECIPROCAL GUARANTEES OF THE INDEBTEDNESS OF TIME WARNER, TWC AND TBS

    Time Warner Downstream Guarantee. Beginning in 1996, Time Warner, as primary obligor and not merely as surety, fully, irrevocably and unconditionally guaranteed:

     the full and punctual payment of principal of and interest on the public debt of each of TWC and TBS when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of TWC and TBS under such public debt of TWC and TBS and the indentures relating to such public debt (including the obligations to the respective trustees) and the full and punctual performance within applicable grace periods of all other obligations of TWC and TBS under such public debt and the respective indentures.

    This guarantee by Time Warner is called the 'Time Warner Downstream Guarantee'.

    TWC-TBS Cross and Upstream Guarantees. Beginning in 1997 and 1998, each of TWC and TBS, as primary obligor and not merely as surety, fully, irrevocably and unconditionally guaranteed:

     the full and punctual payment of principal of and interest on the public debt of Time Warner and each other when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of Time Warner and each other under such public debt and the indentures relating to such public debt (including the obligations to the respective trustees) and the full and punctual performance within applicable grace periods of all other obligations of Time Warner and each other under such public debt and the respective indentures.

    The guarantees by each of TWC and TBS of the other's public debt are called the 'TWC-TBS Cross Guarantees', and the guarantee by each of TWC and TBS of Time Warner's public debt is called the 'TWC-TBS Upstream Guarantee'.

    Time Warner Additional Guarantee. Beginning in 1998, Time Warner also fully, irrevocably and unconditionally guaranteed each of TWC's and TBS's obligations under the TWC-TBS Cross Guarantees, such guarantee being referred to as the 'Time Warner Additional Guarantee'.

    Guarantee Limitation. The maximum aggregate amount of the upstream guarantee and the cross guarantee by TWC and the maximum aggregate amount of the upstream guarantee and the cross guarantee by TBS shall not exceed the maximum amount that can be guaranteed by TWC or TBS, respectively, without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

JANUARY 2001 RECIPROCAL GUARANTEES OF THE INDEBTEDNESS OF AMERICA ONLINE, TIME WARNER, TWC AND TBS

    AOL TW Group Debt Securities. Prior to the merger of America Online and Time Warner, America Online had outstanding one series of publicly held convertible subordinated notes, or the

'AOL Convertible Notes', which were convertible at the option of the holder into shares of America Online common stock. Prior to the merger, Time Warner had outstanding two series of publicly held debt securities, or the 'Time Warner Debt Securities'. In addition, two wholly owned subsidiaries of Time Warner, TWC and TBS, each had a number of outstanding series of publicly held debt securities, or the 'TW Subsidiary Debt Securities', and, together with the AOL Convertible Notes, the Time Warner Debt Securities and, when issued, the AOL Time Warner Debt Securities (as described below) including debt securities covered by this prospectus, are collectively referred to herein as the 'AOL TW Group Debt Securities'.

    AOL TW Downstream Guarantee. To the extent they were outstanding immediately prior to the merger between America Online and Time Warner, the AOL Convertible Notes and the Time Warner Debt Securities remain outstanding after the merger as securities of America Online and Time Warner, respectively. The TW Subsidiary Debt Securities also remain outstanding after the merger as securities of TWC and TBS. In connection with the merger, AOL Time Warner has executed supplemental indentures to the indentures covering each series of AOL TW Group Debt Securities, pursuant to which AOL Time Warner has agreed to fully, irrevocably and unconditionally guarantee, such guarantee being referred to herein as the 'AOL TW Downstream Guarantee', (a) the obligations of America Online with respect to the AOL Convertible Notes and (b) the obligations of Time Warner with respect to (i) the Time Warner Debt Securities, (ii) the Time Warner Downstream Guarantee and (iii) the Time Warner Additional Guarantee.

    America Online Cross Guarantee. America Online has entered into supplemental indentures that fully, irrevocably and unconditionally guarantee, such guarantee being referred to herein as the 'America Online Cross Guarantee', the obligations of Time Warner with respect to (a) the Time Warner Debt Securities,
(b) the Time Warner Downstream Guarantee and (c) the Time Warner Additional Guarantee.

    Time Warner Cross Guarantee. Time Warner has entered into supplemental indentures that fully, irrevocably and unconditionally guarantee, such guarantee being referred to herein as the 'Time Warner Cross Guarantee', the obligations of America Online with respect to the AOL Convertible Notes.

    Supplemental TWC-TBS Upstream Guarantee. TWC and TBS have each entered into supplemental indentures that fully, irrevocably and unconditionally guarantee, such guarantee being referred to herein as the 'Supplemental TWC-TBS Upstream Guarantee', the obligations of Time Warner with respect to the Time Warner Cross Guarantee.

    AOL TW Additional Guarantee. AOL Time Warner has additionally guaranteed each of the America Online and Time Warner Cross Guarantees, such guarantee being referred to herein as the 'AOL TW Additional Guarantee', upon substantially the same terms and conditions as the AOL TW Downstream Guarantee.

    AOL-TW Upstream Guarantee. As described below and under the 'Description of the Debt Securities and the Guarantees', America Online and Time Warner will fully, irrevocably and unconditionally guarantee all debt of AOL Time Warner covered by this prospectus, and TWC and TBS will fully, irrevocably and unconditionally guarantee Time Warner's guarantee of such public debt, such guarantees being referred to herein as the 'AOL-TW Upstream Guarantee'.

    Guarantee Limitation. The maximum aggregate amount of the downstream and additional guarantee by AOL TW, the maximum aggregate amount of the upstream guarantee and cross guarantee by America Online, the maximum amount of the upstream guarantee and cross guarantee by Time Warner, the maximum aggregate amount of the upstream guarantee and the supplemental upstream guarantee by TWC and the maximum aggregate amount of the upstream guarantee and the supplemental upstream guarantee by TBS shall not exceed the maximum amount that can be guaranteed by AOL TW, America Online, Time Warner, TWC or TBS, respectively, without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                    HOLDING COMPANY AND GUARANTEE STRUCTURE

                                 [FLOW CHART]

                -----------------------------------------------
                                AOL TIME WARNER

                o Guarantor under AOL TW Downstream Guarantee
                o Guarantor under AOL TW Additional Guarantee
                -----------------------------------------------

------------------------------------------------      ---------------------------------------------------
            AMERICA ONLINE                                             TIME WARNER
o Guarantor under AOL-TW Upstream Guarantee           o Guarantor under AOL-TW Upstream Guarantee
o Guarantor under America Online Cross Guarantee      o Guarantor under Time Warner Additional Guarantee
                                                      o Guarantor under Time Warner Downstream Guarantee
                                                      o Guarantor under Time Warner Cross Guarantee
------------------------------------------------      ---------------------------------------------------


                                         ------------------------------      ------------------------------
                                                    TWC                                  TBS
                                         o Guarantor under AOL-TW            o Guarantee under AOL-TW
                                           Upstream Guarantee                  Upstream Guarantee
                                         o Guarantor under the TWC-TBS       o Guarantor under the TWC-TBS
                                           Upstream Guarantee                  Upstream Guarantee
                                         o Guarantor under the TWC-TBS       o Guarantor under the TWC-TBS
                                           Cross Guarantee                     Cross Guarantee
                                         o Guarator under the                o Guarantor under the
                                           Supplemental TWC-TBS                Supplemental TWC-TBS
                                           Upstream Guarantee                  Upstream Guarantee
                                         ------------------------------      ------------------------------

                                           ------------------------
                                              TIME WARNER GENERAL
                                                      AND
                                                LIMITED PARTNERS
                                           ------------------------
                                                           74.49%
                                           ------------------------

                                                      TWE

                                           ------------------------


--------------------------------------------------------------------------------
                                    GLOSSARY

AOL TW ADDITIONAL GUARANTEE: AOL Time Warner's guarantee of each of America
  Online's and Time Warner's obligations under the America Online and Time Warner Cross Guarantees.

AOL TW DOWNSTREAM GUARANTEE: AOL Time Warner's guarantee of America Online's obligations under the AOL Convertible Notes and of Time Warner's obligations under the Time Warner Debt Securities, the TWC-TBS Downstream Guarantee and the TWC-TBS Additional Guarantee.

AOL-TW UPSTREAM GUARANTEE: America Online's and Time Warner's guarantee of AOL
  TW's obligations under its debt securities and TWC's and TBS's guarantee of Time Warner's guarantee of the debt securities.

AMERICA ONLINE CROSS GUARANTEE: America Online's guarantee of Time Warner's obligations under the Time Warner Debt Securities, the TWC-TBS Downstream Guarantee and the TWC-TBS Additional Guarantee.

TIME WARNER ADDITIONAL GUARANTEE: Time Warner's guarantee of TWC's and TBS's obligations under the TWC-TBS Cross Guarantee.

TIME WARNER DOWNSTREAM GUARANTEE: Time Warner's guarantee of TWC's and TBS's obligations under the TWC-TBS Cross Guarantee.

TIME WARNER CROSS GUARANTEE: Time Warner's guarantee of America Online's obligations under the AOL Convertible Notes.

SUPPLEMENTAL TWC-TBS UPSTREAM GUARANTEE: Each of TWC's and TBS's guarantee of
  Time Warner's obligations under the Time Warner Cross Guarantee.

TWC-TBS UPSTREAM GUARANTEE: Each of TWC's and TBS's guarantee of Time Warner's obligations under its Debt Securities.

TWC-TBS CROSS GUARANTEE: Each of TWC and TBC guarantee the other's obligations under the TW Subsidiary Debt Securities.
--------------------------------------------------------------------------------

                       RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for each of AOL Time Warner, America Online, Time Warner, TWC and TBS are set forth below for the periods indicated. For periods in which earnings before fixed charges were insufficient to cover fixed charges (or combined fixed charges and preferred dividends), the dollar amount of coverage deficiency (in millions), instead of the ratio, is disclosed.

    In addition to the historical ratios (or coverage deficiencies), pro forma ratios of earnings to fixed charges and pro forma ratios of earnings to combined fixed charges and preferred dividends are presented that give effect to the merger of America Online and Time Warner as if it occurred at the beginning of each period. Because America Online and Time Warner have different fiscal years, and the combined company has adopted the calendar year-end of Time Warner, pro forma ratios for AOL Time Warner are presented on two different bases as follows: (1) a June 30 fiscal year basis, which is consistent with America Online's historical fiscal year-end, and (2) a December 31 calendar year basis, which is consistent with Time Warner's historical fiscal year-end and that of AOL Time Warner going forward. Management believes that it is meaningful to present pro forma financial information based on the calendar year-end of the combined company to facilitate an analysis of the pro forma effects of the merger.

    Further, as a result of the merger of America Online and Time Warner, the pro forma ratios of Time Warner, TWC and TBS have each been adjusted to reflect an allocable portion of AOL Time Warner's new basis of accounting on a pushdown basis. The historical ratios are reflected at each company's historical cost basis of accounting.

    The pro forma ratios have been derived from, and should be read in conjunction with, the pro forma consolidated condensed financial statements including the notes thereto, of AOL Time Warner. Those pro forma consolidated condensed financial statements are included in AOL Time Warner's Current Report on Form 8-K/A dated January 11, 2001, which is incorporated herein by reference.

    For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding:

        (i) pretax income,

        (ii) interest expense, including previously capitalized interest amortized to expense and the portion of rents representative of an interest factor for AOL Time Warner, America Online, Time Warner, TWC, TBS and their respective majority-owned subsidiaries,

        (iii) AOL Time Warner's, America Online's, Time Warner's, TWC's, and TBS's respective proportionate share of the items included in (ii) above for their 50%-owned companies,

        (iv) preferred stock dividend requirements of majority-owned companies,

        (v) minority interest in the income of majority-owned subsidiaries that have fixed charges, and

        (vi) the amount of undistributed losses of each of AOL Time Warner's, America Online's, Time Warner's, TWC's and TBS's less than 50%-owned companies.

    Fixed charges consist of:

        (i) interest expense, including interest capitalized and the portion of rents representative of an interest factor for AOL Time Warner, America Online, Time Warner, TWC, TBS and their respective majority-owned subsidiaries,

        (ii) AOL Time Warner's, America Online's, Time Warner's, TWC's, and TBS's respective proportionate share of such items for their 50%-owned companies, and

        (iii) preferred stock dividend requirements of majority-owned subsidiaries.

    Combined fixed charges and preferred stock dividends include the fixed charges mentioned above and the amount of pretax income necessary to cover any preferred stock dividend requirements of the registrant.

    Earnings as defined include significant non-cash charges for depreciation and amortization primarily relating to the amortization of intangible assets recognized in business combinations accounted for by the purchase method. On a pro forma basis, based on a preliminary allocation of the purchase price paid in the merger of America Online and Time Warner, earnings have been reduced by annual non-cash amortization charges of $6.929 billion for both AOL Time Warner and Time Warner, $5.580 billion for TWC and $1.687 billion for TBS.

AOL TIME WARNER(a)

                                                                      PRO FORMA
                                             ------------------------------------------------------------
                                              THREE MONTHS                  NINE MONTHS
                                                 ENDED        YEAR ENDED       ENDED         YEAR ENDED
                                             SEPTEMBER 30,     JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                  2000           2000           2000            1999
                                                  ----           ----           ----            ----
Ratio of earnings to fixed charges.........      $(699)        $(1,494)       $(2,226)          $(411)
Ratio of earnings to combined fixed charges
  and preferred dividends..................      $(704)        $(1,535)       $(2,245)          $(499)

---------
 (a) AOL Time Warner became the parent of America Online and Time Warner on January 11, 2001 in connection with the consummation of the merger of America Online and Time Warner with subsidiaries of AOL Time Warner. Because America Online is the predecessor of AOL Time Warner, AOL Time Warner's historical ratios are the same as America Online's historical ratios, which are presented below.

AMERICA ONLINE

                                                                  HISTORICAL
                                             ----------------------------------------------------
                                              THREE MONTHS
                                                 ENDED               YEAR ENDED JUNE 30,
                                             SEPTEMBER 30,   ------------------------------------
                                                  2000       2000   1999  1998     1997     1996
                                                  ----       ----   ----  ----     ----     ----
Ratio of earnings to fixed charges.........       9.0x       10.1x  7.6x  $(96)   $(166)   $(169)
Ratio of earnings to combined fixed charges
  and preferred dividends..................       9.0x       10.1x  7.6x  $(96)   $(166)   $(169)

TIME WARNER

                                     PRO FORMA                                  HISTORICAL
                          --------------------------------   -------------------------------------------------
                            NINE MONTHS                       NINE MONTHS
                               ENDED          YEAR ENDED         ENDED            YEAR ENDED DECEMBER 31,
                           SEPTEMBER 30,     DECEMBER 31,    SEPTEMBER 30,    --------------------------------
                                2000             1999             2000        1999   1998   1997   1996   1995
                                ----             ----             ----        ----   ----   ----   ----   ----
Ratio of earnings to
  fixed charges.........      $(4,045)          $(2,043)          1.3x        3.1x    1.5x   1.6x   1.1x  1.1x
Ratio of earnings to
  combined fixed charges
  and preferred
  dividends.............      $(4,064)          $(2,131)          1.3x        3.0x   $(39)   1.3x  $(98)  1.0x

TWC

                                           PRO FORMA                                  HISTORICAL
                                --------------------------------   -------------------------------------------------
                                  NINE MONTHS                       NINE MONTHS
                                     ENDED          YEAR ENDED         ENDED            YEAR ENDED DECEMBER 31,
                                 SEPTEMBER 30,     DECEMBER 31,    SEPTEMBER 30,    --------------------------------
                                      2000             1999             2000        1999   1998   1997   1996   1995
                                      ----             ----             ----        ----   ----   ----   ----   ----
Ratio of earnings to fixed
  charges.....................      $(3,149)          $(1,094)          1.4x        3.6x   1.5x   1.6x   1.1x   1.1x
Ratio of earnings to combined
  fixed charges and preferred
  dividend....................      $(3,149)          $(1,094)          1.4x        3.6x   1.5x   1.6x   1.1x   1.0x

TBS

                                  PRO FORMA                                          HISTORICAL
                        -----------------------------   --------------------------------------------------------------------
                         NINE MONTHS                     NINE MONTHS         YEAR ENDED       THREE MONTHS     NINE MONTHS
                            ENDED        YEAR ENDED         ENDED           DECEMBER 31,          ENDED           ENDED
                        SEPTEMBER 30,   DECEMBER 31,    SEPTEMBER 30,    ------------------   DECEMBER 31,    SEPTEMBER 30,
                            2000            1999             2000        1999   1998   1997      1996(b)         1996(b)
                            ----            ----             ----        ----   ----   ----      -------         -------
Ratio of earnings to
 fixed charges........      $(682)          $(838)           2.7x        3.5x   2.6x   2.1x       1.6x             $(44)
Ratio of earnings to
 combined fixed
 charges and preferred
 dividends............      $(682)          $(838)           2.7x        3.5x   2.6x   2.1x       1.6x             $(44)

                         HISTORICAL
                        -------------

                         YEAR ENDED
                        DECEMBER 31,
                           1995(b)
                        -------------
Ratio of earnings to
 fixed charges........      1.7x
Ratio of earnings to
 combined fixed
 charges and preferred
 dividends............      1.7x

---------
(b) Time Warner became the parent of TWC and TBS on October 10, 1996, upon the merger of TWC and TBS with separate subsidiaries of Time Warner (the 'TBS Merger'). The historical ratios of TBS for all periods after the TBS Merger have been adjusted to reflect Time Warner's basis of accounting. The historical ratios of TBS for all periods before the TBS Merger are reflected at TBS's historical cost basis of accounting.

                                USE OF PROCEEDS

    We will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

             DESCRIPTION OF THE DEBT SECURITIES AND THE GUARANTEES

GENERAL

    The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

    The debt securities will be issued from time to time in series under an indenture among us, America Online, Time Warner, TWC, TBS and The Chase Manhattan Bank, as Trustee. The statements set forth below are brief summaries of certain provisions contained in the indenture, which summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, a form of which is an Exhibit to the registration statement of which this prospectus is a part. If we issue subordinated debt, it may be issued either under the same indenture as for senior debt or another indenture in substantially the same form. Wherever defined terms are used but not defined herein, such terms shall have the meanings assigned to them in the indenture, it being intended that such defined terms shall be incorporated herein by reference.

    The indenture does not limit the amount of debt securities which may be issued thereunder and debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

    Reference is made to the prospectus supplement for the following terms of each series of debt securities in respect to which this prospectus is being delivered:

     the designation, issue date, currency or currency unit of payment if other than United States dollars and authorized denominations of such debt securities, if other than US$1,000 and integral multiples;

     the aggregate principal amount offered and any limit on any future issues of additional debt of the same series;

     the date or dates on which such debt securities will mature (which may be fixed or extendible);

     the rate or rates (or manner of calculation thereof), if any, per annum at which such debt securities will bear interest;

     the dates, if any, on which such interest will be payable;

     the terms of any mandatory or optional redemption (including any sinking, purchase or analogous fund) and any purchase at the option of Holders (including whether any such purchase may be paid in cash, common stock or other securities or property);

     the terms of any mandatory or optional conversion or exchange provisions;

     whether such debt securities are to be issued in the form of Global Securities and, if so, the identity of the Depository with respect to such Global Securities;

     if the debt securities are to be subordinated in right of payment to any other securities, the terms of subordination; and

     any other specific terms.

    Unless otherwise set forth in the prospectus supplement, interest on outstanding debt securities will be paid to Holders of record on the date, which is 15 days prior to the date such interest is to be paid, or if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

GUARANTEES

    Under the Guarantees, each of America Online and Time Warner, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee to each Holder of debt securities and to the Trustee and its successors and assigns, (1) the full and punctual payment of principal of and interest on the debt securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the indenture (including obligations to the Trustee) and the debt securities and
(2) the full and punctual performance within applicable grace periods of all other obligations of ours under the indenture and the debt securities. Such Guarantees will constitute guarantees of payment, performance and compliance and not merely of collection. The obligations of each of America Online and Time Warner under the indenture will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against us or each other or any waiver or amendment of the provisions of the indenture or the debt securities to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that each such waiver or amendment shall be effective in accordance with its terms). The obligations of America Online and Time Warner to make any payments may be satisfied by causing us to make such payments. Each of America Online and Time Warner further agrees to waive presentment to, demand of payment from and protest to us and also waives diligence, notice of acceptance of its Guarantee, presentment, demand for payment, notice of protest for non-payment, filing a claim if we complete a merger or declare bankruptcy and any right to require a proceeding first against us. These obligations shall be unaffected by any failure or policy of the Trustee to exercise any right under the indenture or under any series of security. If any Holder of any debt security or the Trustee is required by a court or otherwise to return to us, America Online or Time Warner, or any custodian, trustee, liquidator or other similar official acting in relation to any of us, America Online or Time Warner, any amount paid by any of them to the Trustee or such Holder, the Guarantee of America Online and the Guarantee of Time Warner, to the extent theretofore discharged, shall be reinstated in full force and effect. Further, America Online and Time Warner agree to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of debt securities in enforcing any of their respective rights under the Guarantees. The indenture provides that each of the Guarantees of America Online and Time Warner is limited to the maximum amount that can be guaranteed by America Online or Time Warner, respectively, without rendering the relevant Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

    Additionally, TWC and TBS will fully, irrevocably and unconditionally guarantee Time Warner's guarantee of the debt securities under substantially the same terms as the guarantees of America Online and Time Warner of our indebtedness.

RANKING

    The debt securities may be either senior or subordinated in right of payment to other securities. If subordinated debt securities are offered, the terms of subordination will be set forth in the related prospectus supplement. The Guarantees of the senior debt securities will be senior obligations of America Online, Time Warner, TWC and TBS, as applicable, and will be direct unsecured obligations of America Online, Time Warner, TWC and TBS, respectively, ranking equally with all other unsecured and unsubordinated obligations of America Online, Time Warner, TWC and TBS, respectively. The Guarantees of the subordinated debt securities will be subordinated obligations of America Online, Time Warner, TWC and TBS, as applicable and will be direct and unsecured obligations of America Online, Time Warner, TWC and TBS, respectively, ranking equally with all other unsecured and subordinated obligations of America Online, Time Warner, TWC and TBS, respectively. Each of our company, Time Warner, TWC and TBS is a holding company and the debt securities and the Guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness, of the subsidiaries of our company, Time Warner, TWC and TBS, respectively.

CERTAIN COVENANTS

    Limitation on Liens. The indenture provides that neither we nor any Material Subsidiary of ours shall incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness for money borrowed that is secured by a lien on any asset now owned or hereafter acquired by us or it unless we make or cause to be made effective provisions whereby the debt securities will be secured by such lien equally and ratably with (or prior to) all other indebtedness thereby secured so long as any such indebtedness shall be secured. The foregoing restriction does not apply to the following:

     liens existing as of the date of the indenture;

     liens created by Subsidiaries of ours to secure indebtedness of such Subsidiaries to us or to one or more other Subsidiaries of ours;

     liens affecting property of a person existing at the time it becomes a Subsidiary of ours or at the time it merges into or consolidates with us or a Subsidiary of ours or at the time of a sale, lease or other disposition of all or substantially all of the properties of such person to us or our Subsidiaries;

     liens on property existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 18 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof;

     liens on any property to secure all or part of the cost of improvements or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

     liens consisting of or relating to the sale, transfer or financing of motion pictures, video and television programs, sound recordings, books or rights with respect thereto or with so-called tax shelter groups or other third-party investors in connection with the financing of such motion pictures, video and television programming, sound recordings or books in the ordinary course of business and the granting to us or any of our Subsidiaries of rights to distribute such motion pictures, video and television programming, sound recordings or books; provided, however, that no such lien shall attach to any asset or right of ours or our Subsidiaries (other than (1) the motion pictures, video and television programming, sound recordings, books or rights which were sold, transferred to or financed by the tax shelter group or third-party investors in question or the proceeds arising therefrom and (2) the stock or equity interests of a Subsidiary substantially all of the assets of which consist of such motion pictures, video and television programming, sound recordings, books or rights and related proceeds);

     liens on shares of stock, indebtedness or other securities of a Person that is not a Subsidiary of ours;

     liens on Works which either (1) existed in such Works before the time of their acquisition and were not created in anticipation thereof, or
     (2) were created solely for the purpose of securing obligations to financiers, producers, distributors, exhibitors, completion guarantors, inventors, copyright holders, financial institutions or other participants incurred in the ordinary course of business in connection with the acquisition, financing, production, completion, distribution or exhibition of Works;

     any lien on the office building and hotel complex located in Atlanta, Georgia known as the CNN Center Complex, including the parking decks for such complex (to the extent such parking decks are owned or leased by us or our Subsidiaries), or any portion thereof and all property rights therein and the products, revenues and proceeds therefrom created as part of any mortgage financing or sale-leaseback of the CNN Center Complex;

     liens on satellite transponders and all property rights therein and the products, revenues and proceeds therefrom which secure obligations incurred in connection with the acquisition, utilization or operation of such satellite transponders or the refinancing of any such obligations;

     restrictions on the Atlanta National League Baseball Club, Inc., Atlanta Hawks, Ltd and the Atlanta Hockey Club, Inc. and their respective assets imposed by Major League Baseball or the Commissioner of Baseball, the National Basketball Association and the National Hockey League, respectively, including, without limitation, restrictions on the transferability of our or any of our Subsidiaries' interests therein;

     liens on capital leases entered into after the date of the indenture provided that such liens extend only to the property or assets that are the subject of such capital leases;

     liens resulting from progress payments or partial payments under United States government contracts or subcontracts;

     any extensions, renewal or replacement of any lien referred to in the foregoing clauses or of any indebtedness secured thereby; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, or at the time the lien was issued, created or assumed or otherwise permitted, and that such extension, renewal or replacement lien shall be limited to all or part of substantially the same property which secured the lien extended, renewed or replaced (plus improvements on such property); and

     other liens arising in connection with our indebtedness and our Subsidiaries' indebtedness in an aggregate principal amount for us and our Subsidiaries not exceeding at the time such lien is issued, created or assumed the greater of (A) 15% of the Consolidated Net Worth of our company and (B) $500 million.

    Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms. None of us, America Online, Time Warner, TWC or TBS shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

    (1) (a) in the case of our company, the Person formed by such consolidation or into which our company is merged or the Person which acquires by conveyance or transfer the properties and assets of our company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture (as supplemented from time to time) on the part of our company to be performed or observed; (b) in the case of America Online, Time Warner, TWC or TBS, the Person formed by such consolidation or into which America Online, Time Warner, TWC or TBS is merged or the Person which acquires by conveyance or transfer the properties and assets of America Online, Time Warner, TWC or TBS substantially as an entirety shall be either (i) one of us, America Online, Time Warner, TWC or TBS or (ii) a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and in the case of clause (ii), shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant of the indenture (as supplemented from time to time) on the part of America Online, Time Warner, TWC or TBS to be performed or observed;

    (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

    (3) we have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent provided for relating to such transaction have been complied with.

    Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of our company, America Online, Time Warner, TWC or TBS substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which our company, America Online, Time Warner, TWC or TBS is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of our company, America Online, Time Warner, TWC or TBS, as the case may be, under the indenture with the same effect as if such successor had been named as our company, America Online, Time Warner, TWC or TBS, as the case may be, in the indenture. In the event of any such conveyance or transfer, we, America Online, Time Warner, TWC or TBS, as the case may be, as the predecessor shall be discharged from all obligations and covenants under the indenture and the debt securities and may be dissolved, wound up or liquidated at any time thereafter.

    Other than the restrictions in the indenture on liens described above, the indenture and the debt securities do not contain any covenants or other provisions designed to afford Holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our company.

    Any additional covenants of our company, America Online, Time Warner, TWC or TBS pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

CERTAIN DEFINITIONS

    The following are certain of the terms defined in the indenture:

        'Consolidated Net Worth' means, with respect to us, at the date of any determination, the consolidated stockholders' or owners' equity of our company and our Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied.

        'GAAP' means generally accepted accounting principles as such principles are in effect as of the date of the indenture.

        'Holder', when used with respect to any security, means a Securityholder, which means a person in whose name a security is registered in the Security Register.

        'Material Subsidiary' means, with respect to us, any Person that is a Subsidiary if, at the end of the most recent fiscal quarter of our company, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Person held by us and our other Subsidiaries exceeded 10% of our company's Consolidated Net Worth.

        'Person' means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        'Security Register' means the register or registers we shall keep or cause to be kept, in which, we shall provide for the registration of securities, or of securities of a particular series, and of transfers of securities or of securities of such series.

        'Subsidiary' means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

        'Works' means motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto, acquired directly or indirectly after the date of the indenture by purchase, business combination, production, creation or otherwise, any component of the foregoing or rights with respect thereto, and all improvements thereon, products and proceeds thereof and revenues derived therefrom.

DEFEASANCE

    The indenture provides that we (and to the extent applicable, America Online, Time Warner, TWC and TBS), at our option,

    (a) will be Discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or

    (b) need not comply with the covenants described above under 'Certain Covenants' and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

    To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that

    (i) the deposit and related defeasance would not cause the Holders of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a Discharge pursuant to clause (a), accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service and

    (ii) the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended.

    In addition, we are required to deliver to the Trustee an Officers' Certificate stating that such deposit was not made by us with the intent of preferring the Holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of our company or others.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    The indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the Holders of 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under the indenture, in the case of certain Events of Default affecting all series of debt securities under the indenture) may declare the principal of all the debt securities of such series to be due and payable.

    Events of Default in respect of any series are defined in the indenture as being:

     default for 30 days in payment of any interest installment with respect to such series;

     default in payment of principal of, or premium, if any, on, or any sinking fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

     default for 90 days after written notice to us (or America Online, Time Warner, TWC or TBS, if applicable) by the Trustee thereunder or by Holders of 25% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant pertaining to debt securities of such series;

     certain events of bankruptcy, insolvency and reorganization with respect to us or any Material Subsidiary thereof which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

     any Guarantee ceasing to be, or asserted by any guarantor as not being, in full force and effect, enforceable according to its terms, except to the extent contemplated by the indenture.

    Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

    The indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the Holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the debt securities of such series. The term 'default' for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

    The indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified by the Holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of Holders of the debt securities.

    The indenture provides that the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

    In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the Holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.

    The indenture includes a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

MODIFICATION OF THE INDENTURE

    We and the Trustee may, without the consent of the Holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

     (1) to evidence the succession of another Person to us, America Online, Time Warner, TWC or TBS and the assumption by such successor of our company's, America Online's, Time Warner's, TWC's or TBS's obligations under the indenture and the debt securities of any series or the Guarantees relating thereto;

     (2) to add to the covenants of our company, America Online, Time Warner, TWC or TBS, or to surrender any rights or powers of our company, America Online, Time Warner, TWC or TBS, for the benefit of the Holders of debt securities of any or all series;

     (3) to cure any ambiguity, or correct any inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under this indenture;

     (4) to add to the indenture any provisions that may be expressly permitted by the Trust Indenture Act, or 'the Act', excluding the provisions referred to in Section 316(a)(2) of the Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted;

     (5) to establish the form or terms of any series of debt securities;

     (6) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

     (7) to provide any additional Events of Default;

     (8) to provide for the issuance of debt securities in coupon or as fully registered form;

     (9) to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security; and

    (10) to secure any series of debt securities pursuant to the indenture's limitation on liens.

    No supplemental indenture for the purpose identified in clauses (2), (3),
(5) or (7) above may be entered into if to do so would adversely affect the rights of the Holders of debt securities of any series in any material respect.

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    The indenture contains provisions permitting us and the Trustee thereunder, with the consent of the Holders of a majority in principal amount of the outstanding debt securities of all series to be affected voting as a single class, to execute supplemental indentures by adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the Holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the Holders of affected debt securities, among other things:

     change the fixed maturity of any debt securities, or

     reduce the principal amount thereof, or

     reduce the rate or extend the time of payment of interest thereon, or reduce the number of shares of any common stock or other securities to be delivered by us in respect of a conversion of any convertible debt securities, or amend or modify the terms of any of the Guarantees in a manner adverse to the Holders or reduce the aforesaid percentage of debt securities of any series the consent of the Holders of which is required for any such supplemental indenture.

THE TRUSTEE

    The Chase Manhattan Bank is the Trustee under the indenture. The Trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

GOVERNING LAW

    The indenture will be governed by, and construed in accordance with, the laws of the State of New York.

GLOBAL SECURITIES

    We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

    We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary. These account Holders are known as 'participants'. The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person that holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

    We and the trustee will treat the depositary or its nominee as the sole owner or Holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or Holders of the debt securities.

    Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

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    We expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in 'street names', and will be the responsibility of the participants.

    If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

                        DESCRIPTION OF THE CAPITAL STOCK

    The following description of the terms of the common stock and the preferred stock sets forth certain general terms and provisions of the series common stock and preferred stock to which any prospectus supplement may relate. This section also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as 'Delaware law'. The terms of the AOL Time Warner certificate of incorporation and by-laws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

AUTHORIZED CAPITAL STOCK

    Total Shares. We have the authority to issue a total of 27,550,000,000 shares of capital stock consisting of:

     25,000,000,000 shares of common stock, par value $0.01 per share;

     1,800,000,000 shares of series common stock, par value $0.01 per share, which are issuable in series; and

     750,000,000 shares of preferred stock, par value $0.10 per share, which are issuable in series.

    Common Stock. Approximately 4,200,000,000 shares of AOL Time Warner common stock are currently outstanding.

    Existing Series Common Stock. Our authorized series common stock consists of two series, designated as AOL Time Warner series LMC common stock and AOL Time Warner series LMCN-V common stock, and the authorized number of shares of each series are:

     210,000,000 shares of AOL Time Warner series LMC common stock; and

     210,000,000 shares of AOL Time Warner series LMCN-V common stock.

    No shares of AOL Time Warner series LMC common stock are currently outstanding and 171,185,826 shares of AOL Time Warner series LMCN-V common stock are currently outstanding.

    Additional Series of Series Common Stock. We have the authority to issue additional series of series common stock up to the maximum number of series common shares authorized. Our board of directors is also authorized to set the following terms of a series of common stock before issuance:

     the designation of the series;

     the number of shares to comprise the series;

     any voting rights; and

     any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

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    If we offer shares of a new series of series common stock, the prospectus supplement will specify the designation and number of shares of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue additional shares of series common stock they will be fully paid and non-assessable.

    Preferred Stock. We have the authority to issue series of preferred stock up to the maximum number of preferred shares authorized. Our board of directors is also authorized to set the following terms of a series of preferred stock before issuance:

     the designation of the series;

     the number of shares to comprise the series;

     any voting rights; and

     any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

    The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

    If we offer shares of a new series of preferred stock, the prospectus supplement will specify the designation and number of shares of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue additional shares of preferred stock they will be fully paid and non-assessable.

    No shares of AOL Time Warner preferred stock are currently outstanding.

    Listing. We list our common stock on the New York Stock Exchange under the symbol 'AOL'. No other capital stock of ours is listed.

    Preemptive Rights. The holders of our common stock, our series common stock and our preferred stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

COMMON STOCK

    Voting Rights. Each outstanding share of our common stock is entitled to one vote per share.

    Dividends. Holders of our common stock are entitled to receive dividends or other distributions when and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to any rights of the holders of any outstanding AOL Time Warner series common stock and AOL Time Warner preferred stock and the availability of sufficient funds under Delaware law to pay dividends. For a description of the dividend rights of the holders of our series common stock, see 'Existing Series Common Stock -- Series LMC Common Stock -- Cash Dividends' and 'Existing Series Common Stock -- Series LMCN-V Common Stock -- Cash Dividends.'

    Liquidation Rights. In the event of the liquidation of our company, subject to the rights, if any, of the holders of any outstanding shares of our series common stock or our preferred stock, the holders of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them. For a description of the liquidation rights of holders of our series common stock, see 'Existing Series Common Stock -- Series LMC Common Stock -- Liquidation Rights' and 'Existing Series Common Stock -- Series LMCN-V Common Stock -- Liquidation Rights'.

    Regulatory Restrictions. Outstanding shares of our common stock may be redeemed by action of the board of directors to the extent necessary to prevent the loss of any governmental license or franchise, the holding of which is conditioned upon stockholders' possessing prescribed qualifications.

                                       22



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EXISTING SERIES COMMON STOCK

SERIES LMC COMMON STOCK

    LMC Formula Number. Shares of our series LMC common stock are attributed a 'formula number' that is used to calculate the dividend, voting, conversion and liquidation rights for each share of our series LMC common stock. We refer to this formula number as the 'LMC formula number'. The LMC formula number is initially set at 1.00, and it is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar corporate events affecting our common stock.

    Voting Rights. Each outstanding share of our series LMC common stock is entitled to a number of votes that is equal to the product of the number of votes per share that may be cast by holders of our common stock multiplied by the LMC formula number in effect at the time of the vote.

    Holders of our series LMC common stock are entitled to vote on all matters on which holders of our common stock are entitled to vote. Holders of our series LMC common stock vote together as one group with holders of our common stock. A vote of at least two-thirds of the voting power of all shares of our series LMC common stock that are outstanding is necessary in order to amend, alter or repeal any of the provisions of our restated certificate of incorporation, including the certificate of designations relating to our series LMC common stock, to:

     amend, alter or repeal any of the powers, preferences or rights of our series LMC common stock or series LMCN-V common stock; or

     adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of our series LMC common stock or series LMCN-V common stock.

In addition, the affirmative vote of holders of shares of our series LMC common stock representing 100% of the aggregate voting power of the outstanding shares of our series LMC common stock is required to amend, alter or repeal the provisions of the certificate of designations that prohibit us from, at our option, redeeming the shares of our series LMC common stock.

    The vote of the holders of shares of our series LMC common stock is not required for us to:

     create any indebtedness;

     authorize or issue any class of capital stock that is senior to, or on a parity with, our series LMC common stock with respect to the payment of dividends or any other distribution of assets;

     approve any amendment to our restated certificate of incorporation that would increase or decrease the aggregate number of authorized shares of our series common stock or our common stock; or

     authorize any increase or decrease in the number of shares constituting our series LMC common stock.

    Cash Dividends. Holders of our series LMC common stock are entitled to receive cash dividends when and if declared by our board of directors, but only to the extent that regularly scheduled cash dividends are declared and paid on our common stock. When declared, cash dividends on each share of our series LMC common stock will equal the product of:

     the amount of the regularly scheduled cash dividend to be paid on one share of our common stock; multiplied by the LMC formula number in effect on the dividend payment date.

    Distributions. If we distribute to the holders of our common stock any assets or property, in each case not including a distribution upon the liquidation of our company, a regularly scheduled cash dividend or a common stock dividend that results in an adjustment of the LMC formula number, then we must at the same time distribute the same assets or property pro rata to the holders of our series LMC common stock in an amount equal to the amount that the holders of

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our series LMC common stock would have been entitled to receive had they converted their shares of our series LMC common stock into shares of our common stock immediately prior to the record date for the distribution.

    Conversion Rights. Holders of our series LMC common stock have the right to convert each of their shares, at any time, into:

     a number of shares of our common stock equal to the LMC formula number in effect on the conversion date; or

     one share of our series LMCN-V common stock.

    Each holder of our series LMC common stock may convert shares of our series LMC common stock into shares of our common stock or our series LMCN-V common stock only to the extent that the ownership by the converting holder of shares of our common stock or our series LMCN-V common stock upon conversion would not violate the federal communications laws.

    Conversion Rate Adjustment. If we consolidate or merge with another entity such that we are not the surviving entity or the transaction results in a change in our common stock, or if we sell all or substantially all of our property and assets to another entity, each share of our series LMC common stock is convertible into the number of shares of capital stock or other property received by the holder of a number of shares of our common stock into which the shares of our series LMC common stock could have been converted immediately before the transaction.

    Liquidation Rights. In the event of the liquidation of our company, the holders of our series LMC common stock are entitled to receive, at the same time as any distribution to holders of our common stock, an aggregate amount per share equal to the product of:

     the aggregate amount to be distributed per share to holders of our common stock; and

     the LMC formula number in effect on the date of the distribution.

    Transfer Restriction. Holders of our series LMC common stock are subject to a transfer restriction that prevents these holders, without obtaining prior consent from us, from transferring their shares of our series LMC common stock to any person other than a 'permitted transferee'. The term 'permitted transferee' means:

     Liberty Media Corporation, which is commonly referred to as 'LMC', and any affiliate that is controlled by LMC; or

     Tele-Communications Inc. and any affiliate that is controlled by Tele-Communications, so long as Tele-Communications is an affiliate of LMC.

In addition, the transfer restriction provides that any permitted transferee must agree to be subject to the transfer restriction for subsequent transfers.

    The transfer restriction applicable to our series LMC common stock does not prevent any holder of our series LMC common stock from:

     entering into an arrangement providing for the prompt conversion of the shares of our series LMC common stock into shares of our common stock and the immediate sale or transfer of our common stock received upon the conversion of shares of our series LMC common stock; or

     pledging shares of our series LMC common stock, so long as the terms of the pledge provide that, in the event of a foreclosure on the shares of our series LMC common stock, the foreclosing party delivers the forfeited series LMC common stock to us for conversion into our common stock.

SERIES LMCN-V COMMON STOCK

    LMCN-V Formula Number. Shares of our series LMCN-V common stock are attributed a formula number that is used to calculate the dividend, voting, conversion and liquidation rights for each share of our series LMCN-V common stock. We refer to this formula number as the 'LMCN-V formula number'. The LMCN-V formula number is initially set at 1.00, and it is

                                       24



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subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar corporate events affecting our common stock.

    Voting Rights. Holders of our series LMCN-V common stock are entitled to vote together as one group with holders of our common stock in the election of directors of our company, and they have the right to cast a number of votes per share that is equal to:

     the product of the number of votes per share that may be cast by holders of our common stock multiplied by the LMCN-V formula number in effect at the time of the vote; divided by

     100.

    A vote of at least two-thirds of the voting power of all shares of our series LMCN-V common stock that are outstanding is necessary in order to amend, alter or repeal any of the provisions of our restated certificate of incorporation, including the certificate of designations relating to our series LMCN-V common stock, to:

     amend, alter or repeal any of the powers, preferences or rights of our series LMCN-V common stock or series LMC common stock; or

     adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of our series LMCN-V common stock or series LMC common stock.

In addition, the affirmative vote of holders of shares of our series LMCN-V common stock representing 100% of the aggregate voting power of the outstanding shares of our series LMCN-V common stock is required to amend, alter or repeal the provisions of the certificate of designations that prohibit us from, at our option, redeeming the shares of our series LMCN-V common stock.

    The vote of the holders of shares of our series LMCN-V common stock is not required for us to:

     create any indebtedness;

     authorize or issue any class of capital stock that is senior to, or on a parity with, our series LMCN-V common stock with respect to the payment of dividends or any other distribution of assets;

     approve any amendment to our restated certificate of incorporation that would increase or decrease the aggregate number of authorized shares of our series common stock or our common stock; or

     authorize any increase or decrease in the number of shares constituting our series LMCN-V common stock.

    Cash Dividends. Holders of our series LMCN-V common stock are entitled to receive cash dividends when and if declared by our board of directors, but only to the extent that regularly scheduled cash dividends are declared and paid on our common stock. When declared, cash dividends on each share of our series LMCN-V common stock will equal the product of:

     the amount of the regularly scheduled cash dividend to be paid on one share of our common stock; multiplied by the LMCN-V formula number in effect on the dividend payment date.

    Distributions. If we distribute to the holders of our common stock any assets or property, in each case not including a distribution upon the liquidation of our company, a regularly scheduled cash dividend or a common stock dividend that results in an adjustment of the LMCN-V formula number, then we must at the same time distribute the same assets or property pro rata to the holders of our series LMCN-V common stock in an amount equal to the amount that the holders of our series LMCN-V common stock would have been entitled to receive had they converted their shares of our series LMCN-V common stock into shares of our common stock immediately prior to the record date for the distribution.

                                       25



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    Conversion Rights. Holders of our series LMCN-V common stock have the right to convert each of their shares, at any time, into:

     a number of shares of our common stock equal to the LMCN-V formula number in effect on the conversion date; or

     one share of our series LMC common stock.

Each holder of our series LMCN-V common stock may convert shares of our series LMCN-V common stock into shares of our common stock or our series LMC common stock only to the extent that the ownership by the converting holder of shares of our common stock or our series LMC common stock upon conversion would not violate the federal communications laws.

    Conversion Rate Adjustment. If we consolidate or merge with another entity such that we are not the surviving entity or the transaction results in a change in our common stock, or if we sell all or substantially all of our property and assets to another entity, each share of our series LMCN-V common stock is convertible into the number of shares of capital stock or other property received by the holder of a number of shares of our common stock into which the shares of our series LMCN-V common stock could have been converted immediately before the transaction.

    Liquidation Rights. In the event of the liquidation of our company, the holders of our series LMCN-V common stock are entitled to receive, at the same time as any distribution to holders of our common stock, an aggregate amount per share equal to the product of:

     the aggregate amount to be distributed per share to holders of our common stock; and

     the LMCN-V formula number in effect on the date of the distribution.

    Transfer Restriction. Holders of our series LMCN-V common stock are subject to a transfer restriction that prevents these holders, without obtaining prior consent from us, from transferring their shares of our series LMCN-V common stock to any person other than a 'permitted transferee'. The transfer restriction applicable to holders of our series LMCN-V common stock is identical to the transfer restriction applicable to holders of our series LMC common stock. See 'Series LMC Common Stock -- Transfer Restriction'.

                          DESCRIPTION OF THE WARRANTS

    The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred stock, series common stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock, series common stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

DEBT WARRANTS

    The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

     the title of such debt warrants;

     the offering price for such debt warrants, if any;

     the aggregate number of such debt warrants;

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     the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

     if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

     if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

     the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

     the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

     if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

     whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

     information with respect to book-entry procedures, if any;

     the currency or currency units in which the offering price, if any, and the exercise price are payable;

     if applicable, a discussion of material United States federal income tax considerations;

     the antidilution or adjustment provisions of such debt warrants, if any;

     the redemption or call provisions, if any, applicable to such debt warrants; and

     any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

STOCK WARRANTS

    The prospectus supplement relating to any particular issue of preferred stock warrants, series common stock warrants or common stock warrants will describe the terms of such warrants, including the following:

     the title of such warrants;

     the offering price for such warrants, if any;

     the aggregate number of such warrants;

     the designation and terms of the common stock, series common stock or preferred stock purchasable upon exercise of such warrants;

     if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

     if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

     the number of shares of common stock, series common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

     the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

     the currency or currency units in which the offering price, if any, and the exercise price are payable;

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     if applicable, a discussion of material United States federal income tax considerations;

     the antidilution provisions of such warrants, if any;

     the redemption or call provisions, if any, applicable to such warrants; and

     any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                              PLAN OF DISTRIBUTION

    We may sell the debt securities, preferred stock, series common stock, common stock or warrants (together referred to as the 'offered securities') to one or more underwriters or dealers for public offering and sale by them or may sell the offered securities to investors directly, including through the Internet, or through agents. The prospectus supplement with respect to the offered securities offered thereby, describes the terms of the offering of such offered securities and the method of distribution of the offered securities offered thereby and identifies any firms acting as underwriters, dealers or agents in connection therewith.

    The offered securities may be distributed from time to time in one or more transactions at a fixed price or prices (which may be changed) or at prices determined as specified in the prospectus supplement. In connection with the sale of the offered securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the offered securities for whom they may act as agent. Underwriters may sell the offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Certain of the underwriters, dealers or agents who participate in the distribution of the offered securities may engage in other transactions with, and perform other services for us, America Online, Time Warner, TWC and TBS in the ordinary course of business.

    Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the offered securities, and any discounts, concessions or commissions allowed by underwriters to dealers, are set forth in the prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with the offering.

                                 LEGAL OPINIONS

    Certain legal matters in connection with the offered securities will be passed upon for us, America Online, Time Warner, TWC and TBS by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited the consolidated balance sheet of AOL Time Warner at December 31, 2000 included in AOL Time Warner's Current Report on Form 8-K/A dated January 11, 2001, as set forth in their report. We have incorporated by reference the consolidated balance sheet in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of America Online for the three years ended June 30, 2000, included in America Online's Annual Report on Form 10-K for the year ended
June 30, 2000, as amended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements, schedule and supplementary information of Time Warner, the consolidated financial statements and schedules of Time Warner Entertainment Company, L.P. and Warner Communications Inc., and the consolidated financial statements of American Television and Communications Corporation for the three years ended December 31, 2000, included in AOL Time Warner's Current Report on Form 8-K/A dated January 11, 2001, and the consolidated financial statements, schedule and supplementary information of Time Warner and the consolidated financial statements and schedule of TWE for the three years ended December 31, 1999, included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999, as amended, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These consolidated financial statements, schedules and supplementary information are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                             -------------------

    No person is authorized to give any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any prospectus supplement, and, if given or made, such other information or representations must not be relied upon as having been authorized by us, America Online, Time Warner, TWC or TBS or by any underwriter, dealer or agent.

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

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

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                    PRINCIPAL OFFICE OF AOL TIME WARNER INC.
                              75 Rockefeller Plaza
                            New York, New York 10019

                      PRINCIPAL OFFICES OF THE GUARANTORS

      America Online, Inc.              Time Warner Inc.        Turner Broadcasting System, Inc.
          22000 AOL Way            Time Warner Companies, Inc.           One CNN Center
     Dulles, Virginia 20166           75 Rockefeller Plaza           Atlanta, Georgia 30303
                                    New York, New York 10019

                       TRUSTEE AND PRINCIPAL PAYING AGENT
                              JPMorgan Chase Bank
                              450 West 33rd Street
                            New York, New York 10001

            LUXEMBOURG LISTING AGENT, PAYING AGENT & TRANSFER AGENT
                        Kredietbank S.A. Luxembourgeoise
                              43, Boulevard Royal
                               L-2955 Luxembourg

                                 LEGAL ADVISORS

                  TO AOL TIME WARNER INC.
                    AND THE GUARANTORS                             TO THE UNDERWRITERS
            AS TO MATTERS OF UNITED STATES LAW             AS TO MATTERS OF UNITED STATES LAW
                  Cravath, Swaine & Moore                          Shearman & Sterling
                     825 Eighth Avenue                            599 Lexington Avenue
                 New York, New York 10019                       New York, New York 10022

                                    AUDITORS
                            TO AOL TIME WARNER INC.
                               Ernst & Young LLP
                               787 Seventh Avenue
                            New York, New York 10019

--------------------------------------------------------------------------------
                                  $6,000,000,000
                              AOL Time Warner Inc.
                      $1,000,000,000 5.625% Notes due 2005
                      $1,000,000,000 6.150% Notes due 2007
                      $2,000,000,000 6.875% Notes due 2012
                   $2,000,000,000 7.700% Debentures due 2032

                         Unconditionally Guaranteed by
                              America Online, Inc.
                                      and
                                Time Warner Inc.

                             [AOL Time Warner Logo]
                                 --------------
                              PROSPECTUS SUPPLEMENT
                                 April 3, 2002
                                 --------------

                       Joint Book-Running & Lead Managers
                         BANC OF AMERICA SECURITIES LLC
                                    JPMORGAN
                                 MORGAN STANLEY

                               Joint Lead Manager
                              SALOMON SMITH BARNEY

                               Senior Co-Managers
                             ABN AMRO INCORPORATED
                                BARCLAYS CAPITAL
                            BEAR, STEARNS & CO. INC.
                                  BNP PARIBAS
                             COMMERZBANK SECURITIES
                           CREDIT SUISSE FIRST BOSTON
                         DRESDNER KLEINWORT WASSERSTEIN
                             FLEET SECURITIES, INC.
                                LEHMAN BROTHERS
                              MERRILL LYNCH & CO.
                            MIZUHO INTERNATIONAL PLC
                                 SCOTIA CAPITAL
                       TOKYO-MITSUBISHI INTERNATIONAL PLC
                      WESTDEUTSCHE LANDESBANK GIROZENTRALE

                                  Co-Managers
                                CABOTO INTESABCI
                          DAIWA SECURITIES SMBC EUROPE
                            DEUTSCHE BANK SECURITIES
                              GOLDMAN, SACHS & CO.
                                GUZMAN & COMPANY
                                      HSBC
                                      ING
                        UTENDAHL CAPITAL PARTNERS, L.P.
                           WACHOVIA SECURITIES, INC.
--------------------------------------------------------------------------------